Exhibit 99.1

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	§	Chapter 11
§
WAVE SYSTEMS CORP.,	§	Case No. 16-10284 (KJC)
§
Debtor.	§	Re: Dkt. Nos. 247, 273, 285, 287, 288,
	§	289

ORDER CONFIRMING AMENDED

PLAN OF REORGANIZATION OF THE DEBTOR DATED AUGUST 23, 2016

The Chapter 11 Trustee for the above-captioned debtor (the “Debtor”) having filed (i) the Amended Plan of Reorganization of the Debtor dated August 23, 2016 [Docket No. 285], (ii) the Plan Supplement Relating to the Plan of Reorganization of the Debtor [Docket No. 273], and (iii) the Amendment to Plan Supplement Relating to the Plan of Reorganization of the Debtor [Docket No. 287] (collectively with all exhibits and any other modifications, amendments, or supplements thereto, the “Plan”);1 the Court having entered, on July 19, 2016, the Order (I) Approving the Disclosure Statement for the Plan of Reorganization of Wave Systems Corp., (II) Determining Dates, Procedures, and Forms Applicable to the Solicitation Process, (III) Establishing Voting Tabulation Procedures, (IV) Establishing an Objection Deadline and Scheduling a Hearing to Consider Confirmation of the Plan of Reorganization of Wave Systems Corp., and (V) Establishing Procedures Regarding Executory Contracts and Unexpired Leases [Docket No. 250] (the “Disclosure Statement Order”), establishing, among other things, certain solicitation and voting tabulation procedures associated with the Plan; true and correct copies of the Plan being attached hereto as Exhibit A; the Court having conducted an evidentiary hearing to consider confirmation of the Plan on August 25, 2016, (the “Confirmation Hearing”);

[1]	Capitalized terms used but not defined herein have the meanings given to them in the Plan.

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the Court having considered: (a) the witness testimony at the Confirmation Hearing, as well as the declarations included among the exhibits admitted into evidence at the Confirmation Hearing, including (i) the Declaration of David W Carickhoff, Chapter 11 Trustee, in Support of Request for an Order Confirming Chapter 11 Plan of Reorganization of Debtor [Docket No. 289] (the “Trustee Declaration”) and (ii) the Certification of UpShot Services LLC Regarding Tabulation of Votes in Connection with the Chapter 11 Plan of Reorganization [Docket No. 290] (the “Voting Certification” and, together with the Trustee Declaration, the “Declarations”); (b) the arguments of counsel and all evidence proffered or adduced at the Hearing; (c) the Limited Objection of Gerard T. Feeney to the Plan of Reorganization of the Debtor Dated July 19, 2016 [Docket No. 277] (the “Feeney Objection”); (d) the resolution and settlement of the Limited Objection and other informal comments; and (e) the additional filings made by the Chapter 11 Trustee in support of the Plan, including (i) the Memorandum of Law in Support of the Chapter 11 Trustee’s Request for an Order Confirming the Plan of Reorganization of the Debtor [Docket No. 288] (the “Confirmation Memorandum”), and (ii) the series of Plan-related affidavits of service filed by UpShot Services LLC (“UpShot”), the Chapter 11 Trustee’s claims, noticing, balloting, and solicitation agent in this Bankruptcy Case, including Docket Nos. 254, 255, 262, 269, 274, 275 & 276 (collectively, the “UpShot Service Affidavits”); and the Court being familiar with the Plan, the Disclosure Statement and the relevant facts and circumstances concerning this Bankruptcy Case; the Court having taken judicial notice of the entire docket of this Bankruptcy Case and all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered, or adduced at the hearings held before the Court during this Bankruptcy Case; the Court having found that due and proper notice has been given with respect to the Confirmation Hearing and the deadlines and procedures for voting on

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the Plan and asserting objections to the Plan consistent with the Disclosure Statement Order; the appearance of all interested parties having been duly noted in the record of the Hearing; and upon the record of the Confirmation Hearing, and after due deliberation thereon, and sufficient cause appearing therefor:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A. Findings of Fact and Conclusions of Law. The findings set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Judicial Notice. The Court takes judicial notice of the docket of the Bankruptcy Case maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence admitted and arguments made at the hearings held before the Court during the pendency of the Bankruptcy Case.

C. Exclusive Jurisdiction; Core Proceeding; Venue. This Court has jurisdiction over the Bankruptcy Case and to confirm the Plan pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper before this Court and in this District pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Chapter 7 Petition. On February 1, 2016 (the “Petition Date”), the Debtor commenced a voluntary case under chapter 7 of the Bankruptcy Code.

E. Chapter 7 Trustee. David W. Carickhoff was appointed as chapter 7 trustee (in such capacity, the “Chapter 7 Trustee”).

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F. Chapter 11 Conversion. On May 16, 2016 (the “Conversion Date”), the Court entered an Order granting the Conversion Motion, thereby converting this Case from Chapter 7 to Chapter 11.

G. Chapter 11 Trustee. On May 20, 2016, the Office of the United States Trustee appointed David W. Carickhoff as chapter 11 trustee (in such capacity, the “Chapter 11 Trustee”). On May 23, 2016, Mr. Carickhoff filed a notice accepting his appointment as Chapter 11 Trustee

H. Eligibility for Relief. The Debtor is a proper debtor under section 109 of the Bankruptcy Code and the Chapter 11 Trustee is a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code.

I. Disclosure Statement Order. On July 19, 2016, the Court entered the Disclosure Statement Order.

J. Notice, Transmittal, and Mailing of Solicitation Materials. As evidenced by the UpShot Service Affidavits, due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, together with all deadlines for objecting to and voting to accept or reject the Plan, have been provided as required by the Disclosure Statement Order. No other or further notice is necessary or shall be required.

K. Solicitation. Votes for acceptance and rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement Order, all applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations.

L. Disclosure Statement. The Disclosure Statement provided holders of Claims entitled to vote on the Plan with adequate information to make an informed decision as to

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whether to vote to accept or reject the Plan in accordance with section 1125 of the Bankruptcy Code. The Disclosure Statement also provided holders of Claims, holders of Equity Interests, and other entities with sufficient notice of the injunction, exculpation, and release provisions contained in Article XI of the Plan, in satisfaction of the requirements of Bankruptcy Rule 3016(c).

M. Vote Certification. All procedures used to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations. As evidenced by the Vote Certification, Class 3 overwhelmingly voted to accept the Plan and no holder of Claims in Class 4 returned a ballot.

N. Plan Supplement. On August 9, 2016, the Chapter 11 Trustee filed a supplement to the Plan [Docket No. 273] (the “Original Plan Supplement”), which included the (i) form of Amended and Restated Bylaws, (ii) form of Amended and Restated Certificate of Incorporation (together, with the foregoing item (i), the “Charter Documents”), (iii) Distribution Trust Agreement, and (iv) disclosures pursuant to section 1129(a)(5) of the Bankruptcy Code. On August 23, 2016, the Chapter 11 Trustee filed an amended Plan Supplement which contains non-material modifications to certain of the documents included in the Plan Supplement (collectively, with the Original Plan Supplement, the “Plan Supplement”). All information and documents included in the Plan Supplement and the amendment thereto are integral to, part of, and incorporated by reference into the Plan. The Plan Supplement complies with the terms of the Plan, and the filing and notice of such documents provided due, adequate, and sufficient notice in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is necessary or shall be

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required. Consistent with the terms of the Plan, the Chapter 11 Trustee reserves his right to alter, amend, update, or modify the Plan Supplement before the Effective Date, subject to the requirements of 11 U.S.C. § 1127(b).

O. Modifications to the Plan. Subsequent to July 22, 2016, the deadline to distribute the Solicitation Packages in compliance with the Disclosure Statement Order, the Chapter 11 Trustee made certain modifications to the Plan and filed such modifications on August 23, 2016. All modifications to the Plan since the entry of the Disclosure Statement Order are consistent with the provisions of the Bankruptcy Code, including sections 1122, 1123, 1125, and 1127 of the Bankruptcy Code, including any modifications disclosed on the record at the Confirmation Hearing. Except as provided for by law, contract, or previous order of the Bankruptcy Court, none of the modifications to the Plan made since the commencement of solicitation materially and adversely affects the treatment of any holder of a Claim or Equity Interest under the Plan. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code, none of the modifications require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code.

P. The filing of the Plan as modified and the disclosure of the Plan modifications on the record at or before the Confirmation Hearing constitute due, adequate, and sufficient notice of any and all of such modifications.

Q. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of a Claim who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified. No holder of a Claim shall be permitted to change its vote as a consequence of the Plan modifications, unless otherwise agreed to by the holder of the Claim and the Chapter 11 Trustee.

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All modifications to the Plan made after the solicitation of the Plan are hereby approved, in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. The Plan as modified shall constitute the Plan submitted for confirmation.

R. Bankruptcy Rule 3016. The Plan is dated and identifies its proponent in accordance with Bankruptcy Rule 3016(a). The filing of the Disclosure Statement on the docket of the Bankruptcy Case satisfied Bankruptcy Rule 3016(b).

Compliance with Section 1129 of the Bankruptcy Code

S. Burden of Proof. The Chapter 11 Trustee has met his burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard.

T. The Plan Complies With Section 1129(a) of the Bankruptcy Code. The evidentiary record at the Confirmation Hearing, the Declarations, the contents of the Plan and the Disclosure Statement, the UpShot Service Affidavits, the Confirmation Memorandum, and the Court’s judicial notice of the complete record of this Bankruptcy Case support the findings of fact and conclusions of law set forth herein.

U. Section 1129(a)(1). The Plan complies with section 1129(a)(1) of the Bankruptcy Code, as the Plan complies with each applicable provision of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:

1.	In accordance with section 1122(a) of the Bankruptcy Code, (a) Article V of the Plan classifies Claims and Equity Interests into five (5) separate Classes reflecting the differing characteristics of those Claims and Equity Interests between Classes and the distinct legal rights of the holders of those Claims and Equity Interests in the separate Classes; and (b) the Claims and Equity Interests within each Class are substantially similar to the other Claims or Equity Interests within the same Class.

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2.	In accordance with section 1123(a)(1) of the Bankruptcy Code, Article V of the Plan properly classifies all Claims and Equity Interests that require classification.

3.	In accordance with section 1123(a)(2) of the Bankruptcy Code, section 3.3 of the Plan properly identifies and describes that Classes 1 and 2 are not impaired under the Plan.

4.	In accordance with section 1123(a)(3) of the Bankruptcy Code, sections 3.4 and 3.5 of the Plan properly identify and describe that Classes 3, 4, and 5 are impaired under the Plan.

5.	In accordance with section 1123(a)(4) of the Bankruptcy Code, Article V of the Plan treats each Claim or Equity Interest against the Debtor, in each respective Class, the same as each other Claim or Interest in such Class.

6.	In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its implementation, including, without limitation, (a) the vesting of assets of the Estate in the Reorganized Debtor (other than the Distribution Trust Assets), (b) the appointment and powers of the Distribution Trustee, (c) vesting of the Distribution Trust Assets in the Distribution Trust, (d) the establishment and funding of the Distribution Trust Account, (e) the retention and pursuit of certain litigation claims by the Distribution Trust, including the pursuit of the Distribution Trust Actions, and (e) the distribution of the Distribution Trust Fund and proceeds of the Distribution Trust Actions.

7.	The Charter Documents, included in the Plan Supplement, conform to section 1123(a)(6) of the Bankruptcy Code’s prohibition on the issuance of non-voting equity securities.

8.	Pursuant to section 6.2 of the Plan and in accordance with section 1123(a)(7) of the Bankruptcy Code, the members of the board of directors of the Debtor existing immediately before the Effective Date shall be deemed terminated and/or removed and the Plan Sponsor may nominate and elect new members of the board of directors. The members of the board of directors and officers of Reorganized Debtor will be selected in accordance with the Charter Documents, provided that certain directors and officers have been selected and identified as set forth in the Plan Supplement.

9.	Section 1123(a)(8) of the Bankruptcy Code is not applicable in this Bankruptcy Case because the Debtor is not an “individual.”

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10.	Consistent with section 1123(b)(1) of the Bankruptcy Code, Article V of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Equity Interests.

11.	Consistent with section 1123(b)(2) of the Bankruptcy Code, Article VIII of the Plan provides for the assumption or rejection of all of the executory contracts or unexpired leases of the Debtor that have not already been assumed or rejected in this Bankruptcy Case.

12.	Consistent with section 1123(b)(3) of the Bankruptcy Code, (a) section 6.6 of the Plan provides for the retention and pursuit of certain claims by the Distribution Trustee, including the Distribution Trust Actions; (b) section 6.7 of the Plan also provides for the retention and pursuit by the Reorganized Debtor of other claims not part of the Distribution Trust Actions; and (b) Article XI of the Plan provides for the comprehensive settlement of claims and controversies relating to the rights that holders of Claims or Equity Interests may have with respect to any Allowed Claims or Equity Interests or any distributions made pursuant to the Plan on account of such Allowed Claims or Equity Interests.

13.	Section 1123(b)(4) of the Bankruptcy Code is not applicable because the Plan implements a reorganization of the company.

14.	Consistent with section 1123(b)(5) of the Bankruptcy Code, Article V of the Plan permissibly modifies the rights of holders of secured claims.

15.	Consistent with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including, without limitation, (a) Article V, governing distributions on account of Allowed Claims; (b) Article VII, establishing procedures for resolving Disputed Claims; (c) Articles VI and XI, providing for the preservation of certain causes of action, the comprehensive settlement of claims and controversies and related releases and injunctions against certain actions; and (d) Article XII, providing for the retention of jurisdiction by the Court over certain matters after the Effective Date.

16.	Section 1123(c) of the Bankruptcy Code is not applicable in this Bankruptcy Case because the Debtor is not an “individual.”

17.	In accordance with section 1123(d) of the Bankruptcy Code, Article VIII of the Plan provides for the payment of all Cure Amounts associated with the assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

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V. Section 1129(a)(2). The Chapter 11 Trustee has complied with all applicable provisions of the Bankruptcy Code with respect to the Plan and the solicitation of acceptances or rejections thereof. In particular, as evidenced by the UpShot Service Affidavits, the Plan complies with the requirements of sections 1125 and 1126 of the Bankruptcy Code as follows:

1.	In compliance with the Disclosure Statement Order, on or before July 22, 2016 (the “Solicitation Commencement Date”), the Chapter 11 Trustee, through UpShot, caused copies of the following materials to be transmitted to the known holders of Claims in Classes that were entitled to vote to accept or reject the Plan (Claims in Class 3 and 4) (collectively, the “Voting Parties”):

•	the Disclosure Statement;

•	the Plan;

•	the Disclosure Statement Order;

•	the Notice of the Confirmation Hearing and Objection Deadline to Confirmation of the Plan (the “Confirmation Hearing Notice”);

•	an appropriate form of ballot and a pre-addressed postage prepaid return envelope (collectively with the materials described in the preceding bullets, the “Solicitation Package”).

2.	As evidenced by the UpShot Service Affidavits, the Chapter 11 Trustee, through UpShot, caused to have published in the national edition of USA Today on July 26, 2016, the Confirmation Hearing Notice (the “Publication Notice”).

3.	In compliance with the Disclosure Statement Order, no later than the Solicitation Commencement Date, the Chapter 11 Trustee, through UpShot, caused copies of the Confirmation Hearing Notice to be served on (i) all Holders of Claims whether in Voting Classes or Non-Voting Classes, including Holders of Disputed Claims, (ii) all counterparties to executory contracts and leases; (iii) all persons or entities listed on the Debtor’s creditor mailing matrix; (iv) all of the Debtor’s customers; (v) all of the Debtor’s employees in the last two years, to the extent known by the Chapter 11 Trustee; and (vi) all other parties who were required to be served the Confirmation Hearing Notice by the Disclosure Statement Order.

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4.	In compliance with the Disclosure Statement Order, on the Solicitation Commencement Date, the Chapter 11 Trustee, through UpShot, caused (i) the Confirmation Hearing Notice to be served on all members of non-voting classes, (ii) the Notice of Non-Voting Status (the “Notice of Non-Voting Status”) to be served on all members of non-voting classes and (iii) the Notice of Disputed Claim Status to be served on holders of Disputed Claims.

5.	In addition, in compliance with the Disclosure Statement Order, copies of the Disclosure Statement Order, the Plan, and the Disclosure Statement have been available upon request from the Chapter 11 Trustee’s counsel and, free of charge, at http://www.upshotservices.com/wavesystems (the “Case Website”) and the foregoing was set forth in the Confirmation Hearing Notice.

6.	On August 9, 2016, the Chapter 11 Trustee filed the Plan Supplement and, through UpShot, made the Plan Supplement available on the Case Website and served it on all parties that received a Solicitation Package.

7.	The Confirmation Hearing Notice provided due and proper notice of the Confirmation Hearing and all relevant dates, deadlines, procedures, and other information relating to the Plan and/or the solicitation of votes thereon, including, without limitation, the deadline to file objections to and vote on the Plan, the time, date, and place of the Confirmation Hearing and the provisions in the Plan concerning certain of the third party releases provided for in the Plan.

8.	Based on the foregoing, all persons entitled to receive notice of the Disclosure Statement, the Plan, and the Confirmation Hearing have received proper, timely, and adequate notice in accordance with the Disclosure Statement Order, the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and have had an opportunity to appear and be heard with respect thereto. As such, the Chapter 11 Trustee is in compliance with section 1128 of the Bankruptcy Code and Bankruptcy Rules 2002(b) and 3017(d)–(f). No other or further notice is required.

9.	Further, also based on the foregoing, the Chapter 11 Trustee solicited votes with respect to the Plan in good faith “and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order.

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10.	Based upon the procedures approved in the Disclosure Statement Order, the Chapter 11 Trustee, in consultation with UpShot and his professionals, has made a determination of the validity of, and tabulation with respect to, all acceptances and rejections of the Plan by holders of Claims entitled to vote on the Plan, including the amount and number of accepting and rejecting Claims in Classes 3 and 4 under the Plan.

11.	The Voting Certification sets forth the tabulation of votes and demonstrates that such tabulation was conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order.

W. Section 1129(a)(3). The Plan has been proposed by the Chapter 11 Trustee in good faith and in the belief that the proposed reorganization and establishment of the Distribution Trust will maximize value for the Debtor’s creditors. The Plan accomplishes the goals promoted by section 1129(a)(3) of the Bankruptcy Code by enabling the Debtor to reorganize as a going concern and enabling the Distribution Trustee to make distributions to creditors on a fair and equitable basis, in accordance with the priorities established by the Bankruptcy Code. As set forth in the Trustee Declaration, the Plan is the direct result of extensive good faith, arm’s length negotiations between the Chapter 11 Trustee, and the Plan Sponsor and thereby reflects significant benefit to the Debtor’s estate. The Plan maximizes the value of the Estate to achieve the best interests of the Debtor’s creditors. In so finding, the Court has considered the totality of the circumstances in this Bankruptcy Case. Finally, as described in greater detail below, the Plan’s indemnification, exculpation, release, and injunction provisions are warranted, necessary, and appropriate, and are supported by sufficient consent and consideration under the circumstances of the Bankruptcy Case as a whole and are consistent with sections 105, 1123(b)(6), and 1129 of the Bankruptcy Code and applicable law in this Circuit.

X. Section 1129(a)(4). No payment for services or costs and expenses in connection with this Bankruptcy Case, or in connection with the Plan and incident to the

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Bankruptcy Case, has been or will be made by the Chapter 11 Trustee other than payments that have been authorized by an order of the Court, including without limitation by the confirmation of the Plan by this Confirmation Order. The Court has previously authorized the interim payment of the fees and expenses incurred by Professionals in connection with the Chapter 11 Case. See Order Pursuant to 11 U.S.C. §§ 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses and Professionals [Docket No. 218]. Pursuant to section 4.1(c)(ii) of the Plan, such Professionals’ applications for allowance of final compensation and reimbursement of expenses must be filed and served no later than forty-five (45) days after the effective date of the Plan. Notwithstanding the foregoing, pursuant to section 4.1(c)(ii) of the Plan, the Chapter 7 Trustee and the Chapter 11 Trustee shall have 120 days after the Effective Date to file a request for compensation. All such applications referenced in this paragraph will be on notice to parties in interest, subject to objections, and subject to review and approval by the Court.

Y. Section 1129(a)(5). The identity and affiliations of the individuals that will serve as directors and officers of the Reorganized Debtor have been disclosed in the Plan Supplement, in satisfaction of section 1129(a)(5)(A)(i) of the Bankruptcy Code. Further, in accordance with section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the appointment of the directors and officers to such offices is consistent with the interests of creditors and with public policy inasmuch as no objection to their appointment was received.

Z. Moreover, the identity of the Distribution Trustee was disclosed in the Plan Supplement, in satisfaction of section 1129(a)(5)(A)(i) of the Bankruptcy Code. Further, in accordance with section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the appointment of the Distribution Trustee is consistent with the interests of creditors and with public policy inasmuch as no objection to the proposed Distribution Trustee was received.

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AA. Section 1129(a)(6). The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency. As such, section 1129(a)(6) of the Bankruptcy Code is inapplicable in this Bankruptcy Case.

BB. Section 1129(a)(7). Each holder of an impaired Claim or Equity Interest that has not accepted or is deemed not to have accepted the Plan will, on account of such Claim or Equity Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. See Disclosure Statement at Art. VII.C & Exhibit B (Liquidation Analysis). The Chapter 11 Trustee has demonstrated that the Plan is in the best interests of its creditors.

CC. Section 1129(a)(8). Three of the five Classes under the Plan have either voted to accept the Plan, are deemed to have accepted the Plan, or are unimpaired under the Plan. See Plan at Article III; Voting Certification. No holders of Claims in Class 4 have voted on the Plan, and holders of Interests in Class 5 are deemed to reject. Nevertheless, with respect to Class 5, the Plan is confirmable because it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such non-accepting Class of Equity Interests.

DD. Section 1129(a)(9). The Plan provides treatment for Allowed Administrative Claims and Allowed Priority Tax Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code. Unless otherwise agreed to, the holder of each Allowed Administrative Claim (other than the Post-Petition Financing Lender Claim) and Allowed Priority Tax Claim will receive full payment in Cash on account of such Claim within the prompt timeframe specified in the Plan with respect to such Claims. See Plan at Article IV.

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EE. Section 1129(a)(10). The Plan has been accepted by Class 3, without including the acceptance of the Plan by any insider.

FF. Section 1129(a)(11). As evidenced by the Trustee Declaration, together with any additional evidence admitted at the Confirmation Hearing, the Plan is feasible and complies with section 1129(a)(11) of the Bankruptcy Code. The Plan Sponsor also possesses more than $20 million of liquidity and believes that it will be able to leverage its relationships, expertise, and know-how to help the Reorganized Debtor thrive. Furthermore, the Cash Consideration will be funded on the Effective Date. Accordingly, no distributions to creditors under the Plan are dependent on any metrics related to the Reorganized Debtor. See Plan at § 6.3.

GG. Section 1129(a)(12). The Plan provides the Chapter 11 Trustee will pay all fees required under 28 U.S.C. § 1930(a)(6) as of the Effective Date. See Plan at § 4.1(b). Further, the Plan provides for payment of such fees after the Effective Date. See Plan at § 13.13.

HH. Section 1129(a)(13). The Debtor does not owe retiree benefits (as that term is defined under section 1114 of the Bankruptcy Code). Thus, section 1129(a)(13) is inapplicable to the Plan.

II. Sections 1129(a)(14)-(16). Sections 1129(a)(14)-(16) of the Bankruptcy Code apply to individuals or nonprofit entities and are not applicable to the Bankruptcy Case.

JJ. Section 1129(b). The Plan does not “discriminate unfairly” with respect to Class 5, which is the only Class that is impaired under the Plan and has rejected the Plan (Class 5 is deemed to reject under the terms of the Plan). In addition, the Plan is “fair and equitable”

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under section 1129(b) of the Bankruptcy Code with respect to Class 5 because no holder of an interest that is junior to the Equity Interests in Class 5 is receiving or retaining any property under the Plan on account of such interest.

KK. Section 1129(c). The Plan is the only plan of reorganization that has been filed in the Bankruptcy Case and it is the only plan that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

LL. Section 1129(d). No party in interest, including but not limited to any governmental unit, has requested that the Court deny confirmation of the Plan on grounds that the principal purpose of the Plan is “the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933,” and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

MM. Section 1129(e). Because the Debtor is not a “small business debtor” under section 101(51D) of the Bankruptcy Code, section 1129(e) of the Bankruptcy Code is not applicable to the Bankruptcy Case.

Means for Implementation of the Plan

NN. Implementation. The various means for implementation of the Plan, as set forth in Article VI and other provisions of the Plan (collectively, the “Implementation Activities”), have been designed and proposed in good faith. The Implementation Activities are adequate and will promote the maximization of the value of the ultimate recoveries under the Plan in a fair and equitable manner in accordance with the priorities established by the Bankruptcy Code. The Implementation Activities are not intended to hinder, delay, or defraud

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any entity to which the Debtor is indebted on the Effective Date. Pursuant to section 10.2 of the Plan, all remaining assets in the Estate – other than Distribution Trust Assets – will vest in the Reorganized Debtor as of the Effective Date. Pursuant to section 6.4(f) of the Plan, all property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Chapter 11 Trustee to the Distribution Trust and administered by the Distribution Trustee.

OO. Securities Exempt from Registration. The undertakings and obligations of the Chapter 11 Trustee pursuant to the Plan, including its undertakings and/or obligations to make distributions of securities including (i) the issuance of the New Equity to ESW, in its capacity as the Post-Petition Lender and in its capacity as the Plan Sponsor, and (ii) the issuance of issuance of Beneficial Interests in the Distribution Trust, shall in each case be exempt, pursuant to section 1145 of the Bankruptcy Code, from Section 5 of the Securities Act of 1933 and from any and all federal, state, or local laws requiring the registration of the offer, sale or other distribution of such securities by the Debtor.

PP. Executory Contracts and Unexpired Leases. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, Article VIII of the Plan provides for the assumption of certain agreements specified on the Schedule of Assumed Contracts and Unexpired Leases [Docket No. 260], subject to the terms of the Plan, and for the rejection of all remaining executory contracts and unexpired leases of the Debtor. The determinations regarding the assumption or the rejection of executory contracts and unexpired leases are based on the Plan Sponsor’s anticipated business plan and will aid in the implementation of the Plan, and are in the best interests of the Debtor, its Estate, and the holders of Claims and other parties in interest in the Bankruptcy Case. The Chapter 11 Trustee has filed and adequately served the Schedule of Assumed Contracts and Unexpired Leases identifying the

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executory contracts and unexpired leases to be assumed pursuant to section 8.1 of the Plan. Section 8.2 of the Plan provides for the rejection of all other executory contracts and unexpired leases.

QQ. No other party objected to the rejection of any executory contracts or unexpired leases pursuant to section 8.2 of the Plan.

RR. Injunctions, Releases, and Discharge. The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code and sections 105, 524, and 1141 of the Bankruptcy Code to approve the provisions with respect to the releases, exculpation, discharge, and injunctions set forth in Article XI of the Plan. The releases, exculpation, discharge, and injunctions set forth in Article XI of the Plan are appropriate under section 1123(b)(3)(A) of the Bankruptcy Code and applicable law and the Chapter 11 Trustee’s proposal of the Plan with such provisions represents a valid exercise of the Chapter 11 Trustee’s business judgment. The releases set forth in section 11.5 of the Plan are deemed consented to by Creditors who (i) are unimpaired under the Plan or (ii) were entitled to vote on the Plan and either did not submit a ballot or submitted a ballot and did not elect to opt out of such releases, as permitted by the ballots. Equity Interest holders who were deemed to reject the Plan and Creditors who submitted ballots that elected to opt out of such releases are deemed to have opted out of the releases set forth in section 11.5 of the Plan. The exculpation provision set forth in section 11.3 of the Plan is appropriately tailored to protect the exculpated parties, who are limited to estate fiduciaries, and does not relieve any party of liability for gross negligence or willful misconduct. The Released Parties under section 11.4 of the Plan have made substantial contributions to the Plan, including, but not limited to, the provision of the Cash Consideration. The discharge and injunction set forth in sections 11.1 and 11.2 of the Plan comply with the

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relevant provisions of the Bankruptcy Code and are important to the overall objectives of the Plan to finally resolve all claims against the Debtor in the Bankruptcy Case, and to enjoin the pursuit of claims released under the Plan.

SS. Waiver of 14-Day Stay. To permit the Distribution Trustee to commence his duties as quickly as practicable, to promote prompt distributions under the Plan and Distribution Trust Agreement for the benefit of creditors and because a significant number of Implementation Activities are capable of being undertaken in short order, good cause exists to support the waiver of the stay imposed by Bankruptcy Rule 3020(e).

TT. Termination of 401(k) Plan. The Debtor’s 401(k) plan was terminated, effective as of February 1, 2016.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, AS FOLLOWS:

1. Confirmation. All requirements for confirmation of the Plan have been satisfied. The Plan is CONFIRMED in its entirety pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, exhibits to the Plan, the Plan Supplement, and any other documents filed in connection with the Plan and/or executed or to be executed in connection with the transactions contemplated by the Plan, and all amendments and modifications thereof, are expressly incorporated into, and form an integral part of, this Confirmation Order. A copy of the Plan in the form confirmed is attached hereto as Exhibit A.

2. Objections. All Objections that have not been withdrawn or resolved prior to the entry of this Order are overruled in all respects for the reasons set forth in the record of the Confirmation Hearing, which record is incorporated herein, and all withdrawn objections, if any, are deemed withdrawn with prejudice.

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3. Omission of Reference to Particular Plan Provisions. The failure to specifically describe or include any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be approved and confirmed in its entirety.

4. Implementation. The Chapter 11 Trustee, the Plan Sponsor, the Reorganized Debtor, and the Distribution Trustee, are authorized and directed to take all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, agreements, or other documents created or executed in connection with the Plan Documents. Without further order or authorization of this Court, the Chapter 11 Trustee, the Plan Sponsor, the Reorganized Debtor, the Distribution Trustee, and their successors are authorized and empowered to make all modifications to all Plan Documents that are consistent with the Plan, subject to the requirements of 11 U.S.C. § 1127(b). Execution versions of the Plan Documents, where applicable, shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms.

5. Effective Date. The Effective Date of the Plan shall occur on the date determined by the Chapter 11 Trustee, after reasonable consultation with the Plan Sponsor, when the conditions set forth in section 13.2 of the Plan have been satisfied or, if applicable, waived in accordance with the Plan.

6. Modifications or Alterations to Plan. To the extent the Plan has been modified, supplemented, or altered subsequent to solicitation through the date of this Order, such modifications, supplements, and alterations constitute clarifications or technical changes, and do not materially adversely affect or change the treatment of any Claims or Equity Interests. Accordingly, pursuant to Bankruptcy Rule 3019, such modifications or alterations, if any, do not

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require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

7. Binding Effect of Plan. Subject to the occurrence of the Effective Date, the provisions of the Plan and this Confirmation Order shall be binding upon: (a) the Reorganized Debtor; (b) the Distribution Trust and the Distribution Trustee; (c) all Professionals and Ordinary Course Professionals; (d) any and all non-Debtor parties to judicial or administrative proceedings in which the Debtor or the Chapter 11 Trustee is a party; (e) any and all holders of Claims or Equity Interests (irrespective of (i) whether such Claims or Equity Interests are impaired under the Plan, (ii) whether the holders of such Claims or Equity Interests accepted, rejected, or are deemed to have accepted or rejected the Plan or (iii) whether such Claims or Equity Interests have been asserted in a filed proof of claim, proof of interest, request for administrative expense payment or other pleading or filing); (f) any and all non-Debtor parties to executory contracts or unexpired leases with the Debtor or the Chapter 11 Trustee; (g) any party that had received or may be deemed to have received notice of the Plan and the Confirmation Hearing; and (h) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing.

8. Distributions. On and after the Effective Date, the Distributions on account of Allowed Claims and the resolution and treatment of Disputed Claims pursuant to Article VII of the Plan are authorized to occur and, without limitation on the other provisions of the Plan and this Confirmation Order concerning the powers, duties, and authority of the Distribution Trustee, the Distribution Trustee shall be authorized to effectuate such Distributions, resolution, and treatment.

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9. Executory Contracts and Unexpired Leases. The executory contract and unexpired lease provisions of Article VIII of the Plan, including without limitation the deemed rejection of executory contracts and unexpired leases pursuant to section 8.2 of the Plan, are specifically approved in all respects, are incorporated herein in their entirety, and are so ordered.

10. This Order shall constitute an order of the Court, pursuant to section 365 of the Bankruptcy Code, as of and conditioned on the occurrence of the Effective Date, approving (a) the assumption of the executory contracts and unexpired leases specified in the Schedule of Assumed Contracts and Unexpired Leases and (b) the rejection of all remaining executory contracts and unexpired leases of the Debtor. For the avoidance of doubt, the Chapter 11 Trustee, subject to the agreement of the Plan Sponsor, shall have the right to assume all executory contracts entered into by the Chapter 7 Trustee or the Chapter 11 Trustee postpetition prior to the Effective Date.

11. To the extent permitted under applicable law: (i) the rejection of any executory contract or unexpired lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtor under such executory contract or unexpired lease by any counterparty thereto; (ii) the Chapter 11 Trustee or the Distribution Trustee, as applicable, expressly reserves and does not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnifications, and/or contributions under or in connection with such executory contract or unexpired lease; and (iii) the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof. Any such rights shall vest in the Reorganized Debtor as of the Effective Date.

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12. Bar Date for Rejection Claims. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to section 8.2 of the Plan must be filed with the Court on or before thirty (30) days after service of notice of the Effective Date (the “Rejection Damages Bar Date”). Any such Claims not timely filed shall be forever barred, absent order of the Court to the contrary.

13. Vesting of Assets. Unless a cause of action against any entity is expressly waived, relinquished, released, or compromised in the Plan, all causes of action (including, without limitation, all Avoidance Actions, all Estate Actions, and all causes of action in all other litigation presently pending in other forums) are hereby preserved for the benefit of the Debtor, the Reorganized Debtor, and the Distribution Trustee on their behalf, for adjudication, as applicable, by the Reorganized Debtor or the Distribution Trustee, in accordance with the Plan.

14. Such preserved claims and causes of action include, without limitation, causes of set forth in the Plan Supplement and any causes of action not specifically identified or described in the Disclosure Statement or Plan Supplement, of which the Chapter 11 Trustee or the Distribution Trustee may presently be unaware or that may arise or exist by reason of additional facts or circumstances unknown to the Chapter 11 Trustee and the Distribution Trustee at the time of entry of this Confirmation Order or facts or circumstances that may change or be different from those that the Chapter 11 Trustee and the Distribution Trustee now believe to exist.

15. Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the following shall not be subject to any stamp tax or other similar tax, real

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estate transfer tax, mortgage recording tax, filing fee, or similar tax: (a) any of the Implementation Activities; (b) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (c) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (d) the making or assignment of any lease; (e) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (f) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Debtor’s assets in the Reorganized Debtor or the Distribution Trust Assets in the Distribution Trust pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreement, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property.

16. All appropriate state or local governmental officials or agents are hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Notice of entry of this Confirmation Order (a) shall have the effect of an order of the Court, (b) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers and (c) shall be a recordable instrument notwithstanding any contrary provision of applicable nonbankruptcy law. This Court retains jurisdiction to enforce the foregoing direction by contempt proceedings or otherwise.

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17. Transfers by Debtor. All transfers of property of the Debtor’s estate shall be free and clear of all Liens, charges, Claims, encumbrances, and other interests, except as expressly provided in the Plan or this Confirmation Order.

18. Securities Exempt from Registration. To the maximum extent provided by section 1145 of the Bankruptcy Code and/or applicable non-bankruptcy law, (i) the issuance under the Plan of (i) the New Equity and (ii) the issuance of Beneficial Interests in the Distribution Trust, shall in each case be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. The issuance of the New Equity to the Post-Petition Lender and the Beneficial Interests is or was in exchange for Claims against the Debtor within the meaning of section 1145(a)(1) of the Bankruptcy Code. Pursuant to section 1145(c) of the Bankruptcy Code, the resale of any equity and any other securities issuable pursuant to the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, except for any restrictions set forth in section 1145(b) of the Bankruptcy Code and any restriction contained in the Plan Documents.

19. Extinguishment of Claims and Equity Interests. Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall terminate all Equity Interests and discharge all existing debts and Claims of any kind, nature or description whatsoever against or in the Debtor or any of its assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against and Equity Interests in the Debtor shall be, and

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shall be deemed to be, discharged and terminated, and all holders of such Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtor, the Estate, the Distribution Trust or their respective successors or assignees, or any of their respective assets or properties any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

20. Indemnification Obligations. Any obligation of the Debtor to indemnify, contribute, reimburse, or limit the liability of any Person, including any current or former officer or director of the Debtor, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtor, relating to any acts or omissions occurring before the Effective Date, whether arising pursuant to charter, bylaws, contract, applicable state law or otherwise, shall be canceled and discharged as of the Effective Date and, to the extent such obligation is contained in an Executory Contract, rejected, pursuant to the Plan as of the Effective Date, provided, however, that nothing herein shall affect or impair the right of (i) any such officer or director to liquidate and assert against the Estate and seek recovery therefrom on account of any timely filed claim concerning any obligation of the Debtor to indemnify, contribute, reimburse or limit the liability of any such officer or director or (ii) the Chapter 11 Trustee or the Distribution Trustee to object, dispute or otherwise contest any such claims, provided, further, however, that the Debtor, the Estate or the Distribution Trust shall not have any obligation to indemnify, contribute, reimburse or limit the liability of any current or forner officer or director of the Debtor in their respective capacities as such for any acts or omissions that are alleged to have occurred following the later of (i) the resignation of any such current or former officer or director,

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or (ii) the Petition Date. Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs, or prejudices the rights of the Distribution Trustee to pursue the Distribution Trust Actions.

21. Discharge. To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims, causes of action and Equity Interests of any kind or nature whatsoever, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, liabilities of, Liens on, obligations of, rights against, and Equity Interests in the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of the discharge of all Claims and causes of action against and Equity Interests in the Debtor, subject to the occurrence of the Effective Date. The discharge contained in Section 11.1 of the Plan is approved and authorized in all respects.

22. Injunction. Except as otherwise expressly provided in the Plan, the discharge and releases set forth in Section 11.1 of the Plan shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (except for offsets exercised prior to the Petition Date) any Claim or Interest or cause of action, whether

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known or unknown that is discharged and released in Section 11.1 of the Plan. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor, its estate or the Reorganized Debtor, their successors or assigns, or their assets, properties, or interests in property any other or further Claims or Interests, or causes of action, or any other right to legal or equitable relief regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

23. Except as otherwise expressly provided in the Plan, as of the Effective Date there shall be an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (except for offsets exercised prior to the Petition Date) any Claim or Interest or cause of action, whether known or unknown against the Protected Parties that are released under section 11.5 of the Plan. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Protected Parties, their successors or assigns, or their assets, properties, or interests in property any Claims or Interests, or causes of action, or right to legal or equitable relief released under section 11.5 of the Plan, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

24. Terms of Existing Injunctions or Stays. All injunctions or stays arising under or entered during the Bankruptcy Case under section 1 05 or 362 of the Bankruptcy Code,

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or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date, provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.

25. Exculpation. The exculpations contained in section 11.3 of the Plan are hereby approved and authorized in all respects.

26. Releases. The releases contained in section 11.4 and 11.5 of the Plan are hereby approved and authorized in all respects.

27. Limitation of Liability. The Protected Parties shall have all of the benefits and protections afforded under section 1125(e) of the Bankruptcy Code and applicable law.

28. No Successor Liability. Pursuant to section 1141 of the Bankruptcy Code and Article XI of the Plan, the property of the Debtor’s estate shall vest in the Reorganized Debtor, free and clear of all claims and interests of creditors and equity holders of the Debtor. Moreover, pursuant to section 1141(d) of the Bankruptcy Code, the effect of confirmation of the Plan shall be to discharge the Debtor from any debt that arose before the date confirmation, and any debt of a kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

29. The issuance of New Equity or transfer of assets through the Plan shall not result in the Reorganized Debtor (a) having any liability or responsibility for any Claim against or Equity Interest in the Debtor, the Debtor’s estate, or Insider of the Debtor, or (b) having any liability or responsibility to the Debtor or the Chapter 11 Trustee, each except as expressly set forth in the Plan. Without limiting the effect or scope of the foregoing, and to the fullest extent permitted by applicable laws, the issuance of the New Equity or transfer of assets contemplated in the Plan shall not subject the Reorganized Debtor, its respective properties or assets or respective affiliates, successors, or assigns to any liability for Claims against the Debtor’s interests in such assets by reason of such issuance of New Equity or transfer of assets under any applicable laws, including, without limitation, any successor liability.

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30. For the avoidance of doubt, ESW, in its capacity as either the Plan Sponsor or the Post-Petition Lender, and the Reorganized Debtor shall assume no obligations, liabilities or fiduciary duties with respect to the 401(k) Plan in any respect whatsoever.

31. General Administrative Claim Bar Date Provisions. Unless previously filed or as otherwise governed by a bar date order or in another order of the Court, requests for payment of Administrative Claims must be filed with the Court and served on the parties identified in section 13.12 of the Plan by the Administrative Claim Bar Date, which shall be thirty (30) days after service of notice of the Effective Date. All payments are subject to Segregated Account and the Administrative Claim Reserve, as defined in and established pursuant to the Distribution Trust Agreement. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the Administrative Claim Bar Date shall be forever barred from asserting such Administrative Claims against the Debtor, the Estate, the Distribution Trust, or their respective property, absent order of the Court to the contrary. Objections to any requests for payment of Administrative Claims must be asserted by the Claim Objection Deadline.

32. Professional Compensation. Each Professional shall file an application for allowance of final compensation and reimbursement of expenses in the Bankruptcy Case, for the period through the Effective Date, no later than forty-five (45) days after service of notice of the Effective Date. Notwithstanding the foregoing, the Chapter 7 Trustee and the Chapter 11 Trustee shall not be required to file an application for compensation by such date. Objections to applications of professionals for compensation or reimbursement of expenses must be filed and

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served on the Reorganized Debtor, the Distribution Trustee, the U.S. Trustee, and the professionals to whose application the objections are addressed no later than twenty-one (21) days after the date the application is served, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

33. 28 U.S.C. § 1930 Fees. All fees due and payable pursuant to section 1930(a)(6) of Title 28 of the U.S. Code (“Quarterly Fees”) prior to the Effective Date shall be paid by the Chapter 11 Trustee on behalf of the Debtor’s estate on the Effective Date. After the Effective Date, the Distribution Trustee and the Reorganized Debtor shall be jointly and severally liable for any and all Quarterly Fees when they are due and payable after the Effective Date. The Chapter 11 Trustee shall file all Quarterly Reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee. After the Effective Date, the Distribution Trustee shall file with the Bankruptcy Court Quarterly Reports in a form reasonably acceptable to the U.S. Trustee, which reports shall include a separate schedule of disbursements made by the Reorganized Debtor during the applicable period, attested to by an authorized representative of the Reorganized Debtor. The Distribution Trustee and the Reorganized Debtor shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until the earliest of the Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. On the Effective Date, the Distribution Trustee shall establish a segregated reserve in the amount of $52,000, from the Cash Consideration (the “DT Fee Fund”). Also on the Effective Date, the Distribution Trustee shall establish a segregated reserve in the amount of $30,000, to be funded from the Post-Petition Financing Facility (the

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“RD Fee Fund,” collectively with the DT Fee Fund, the “UST Fee Fund(s)”). The Distribution Trust will fund the Quarterly Fees on a quarterly basis from DT Fee Fund. To the extent that any Quarterly Fee is in excess of $6,500, the Distribution Trust will fund the quarterly fee in excess of $6,500 from the RD Fee Fund. Additionally, after depletion of either UST Fee Fund, any amounts remaining in the other UST Fee Fund can be used to fund the entire amount of the applicable Quarterly Fee. To the extent that both UST Fee Funds are nearing depletion, after consultation with the U.S. Trustee and the Distribution Trustee regarding the ability of the Distribution Trustee to fund the Quarterly Fees, the Reorganized Debtor shall have the right to seek to close the Chapter 11 Case. Any amounts remaining in the DT Fee Fund at the closing of the Chapter 11 Case will be disbursed to the Distribution Trust. Any amounts remaining in the RD Fee Fund at the closing of the Chapter 11 Case after all Quarterly Fees are paid will be returned to the Post-Petition Lender.

34. Approval of Distribution Trust. The establishment of the Distribution Trust in accordance with the terms of the Plan and the Distribution Trust Agreement is hereby authorized and approved in accordance with their respective terms.

35. Appointment of Distribution Trustee. David W. Carickhoff is hereby appointed to serve as the Distribution Trustee on the terms set forth in this Confirmation Order, the Plan, and the Distribution Trust Agreement.

36. Authorization, Duties, and Powers of Distribution Trustee. The Distribution Trustee is hereby authorized to take any and all actions necessary or appropriate in furtherance of, and to implement, effectuate and consummate the Plan, this Confirmation Order, and the Implementation Activities contemplated thereby and hereby, including, without limitation, all of the Implementation Activities, procedures and undertakings specified in Article VII

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of the Plan and, further without limitation of the foregoing, all of the specified rights, duties, powers, options, and elections of the Distribution Trustee set forth in the Distribution Trust Agreement. Moreover, the Distribution Trustee is authorized to act as the plan administrator of the Debtor’s 401(k) plan.

37. Approval of Distribution Trust Agreement. The Distribution Trust Agreement and all the provisions thereof are hereby approved in their entirety.

38. Compensation of Distribution Trustee. The compensation of the Distribution Trustee and the work of his counsel in support of the Distribution Trustee, as well as reimbursement of the Distribution Trustee’s actual, reasonable, and necessary expenses incurred in connection with the performance of the Distribution Trustee’s duties, pursuant to the terms set forth in the Distribution Trust Agreement, shall be paid from the Distribution Trust Operating Reserve without further order of the Court, subject to the terms and conditions of the Distribution Trust Agreement.

39. The compensation of the initial Distribution Trustee shall be calculated pursuant to section 326 of the Bankruptcy Code, such that the Distribution Trustee receives a commission for any disbursements made from amounts that come into the Distribution Trust after the Effective Date of the Plan. The chapter 7 and 11 trustee shall be entitled to a commission calculated pursuant to section 326 of the Bankruptcy Code based on amounts disbursed on or prior to the Effective Date, including any amounts disbursed to the Distribution Trust on or before the Effective Date of the Plan such as the Cash Consideration. While the chapter 7 and 11 commissions may be allowed and any post-Effective Date commission may be earned, they shall be reserved and not paid until a final report and motion for final decree is filed with the Bankruptcy Court. Any final report shall provide sufficient detail to reflect the commission earned by the Distribution Trustee.

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40. Directive in Furtherance of Plan. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Confirmation Order.

41. Binding Effect of Prior Orders and Agreements. Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Bankruptcy Case, all documents and agreements executed by the Debtor, the Chapter 7 Trustee or the Chapter 11 Trustee as authorized and directed thereunder, and all motions or requests for relief by the Debtor, the Chapter 11 Trustee or the Chapter 7 Trustee, pending before the Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Reorganized Debtor and the Distribution Trustee.

42. Final Order. The fourteen (14) day stay of this Confirmation Order imposed by Bankruptcy Rule 3020(e) is hereby waived in accordance with Bankruptcy Rule 3020(e). This Confirmation Order is a final order, and the period in which an appeal must be filed shall commence immediately upon the entry hereof.

43. Effect of Reversal. If any or all of the provisions of this Order are hereafter reversed, modified, or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Reorganized Debtor’s or the Distribution Trustee’s receipt of written notice of such order. Notwithstanding any such

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reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

44. Notice of Confirmation and Effective Date. Promptly following the occurrence of the Effective Date, pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Distribution Trustee is directed to file and serve a notice of the entry of this Confirmation Order, the establishment hereunder of bar dates for certain Claims (including the Administrative Bar Date and the Rejection Damages Bar Date) and the occurrence of the Effective Date, substantially in the form of Exhibit B attached hereto, the form of which is hereby approved (the “Confirmation and Effective Date Notice”), on all parties that received the Confirmation Hearing Notice. The Distribution Trustee is also directed to make copies of the Confirmation and Effective Date Notice available on the Case Website.

45. Insurance. Nothing in the Disclosure Statement, the Plan, or the Confirmation Order (i) alters the rights and obligations of the Debtor or the Chapter 11 Trustee, and the Debtor’s or the Chapter 11 Trustee’s insurers (and third party claims administrators) under applicable insurance policies (and the agreements related thereto), (ii) modifies the coverage provided thereunder or the terms and conditions thereof (iii) diminishes or impairs the enforceability of any insurance policies, or any claims thereunder, covering former officers and/or directors of the Debtor. Any such rights and obligations shall be determined under the shall also be a Protected Party to the extent that such affiliate or related party is alPlan and

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46. Plan and Confirmation Order Govern. Without intending to modify any prior order of this Court (or any agreement, instrument, or document addressed by any prior order), in the event of an inconsistency between the Plan, on the one hand, the Disclosure Statement, Plan Supplement, or and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other hand, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document); provided, further, that, for the avoidance of doubt, in the event of any inconsistency between the Plan, the Disclosure Statement, Plan Supplement, or any other agreement, instrument, or document intended to implement the provisions of the Plan, on the one hand, and the terms of this Confirmation Order on the other hand, the terms of this Confirmation Order shall govern.

47. Jurisdiction. The assets and affairs of the Debtor shall remain subject to the jurisdiction of this Court until the Effective Date. Notwithstanding the entry of this Confirmation Order, from and after the Effective Date, the Court shall retain such jurisdiction over the Bankruptcy Case to the fullest extent that is legally permissible.

Dated: August 25, 2016

/s/ Kevin J. Carey
The Honorable Kevin J. Carey
United States Bankruptcy Judge

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EXHIBIT A

Plan of Reorganization

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	§
§
WAVE SYSTEMS CORP.,	§	Case No. 16-10284
§
Debtor.	§	Chapter 11
§

AMENDED PLAN OF REORGANIZATION OF THE DEBTOR

DATED AUGUST 23, 2016

Proponent of the Plan

Alan M. Root (No. 5427)

ARCHER & GREINER, P.C.

300 Delaware Avenue, Suite 1100

Wilmington, DE 19801

Email aroot@archerlaw.com

-and-

Stephen M. Packman

ARCHER & GREINER, P.C

1650 Market Street, 32nd Floor

Philadelphia, PA 19103-7393

Email: spackman@archerlaw.com

COUNSEL TO CHAPTER 11 TRUSTEE

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ARTICLE VII	PROVISIONS GOVERNING RESOLUTION OF CLAIMS AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN	13

7.1	Right to Object to Claims	13

7.2	Deadline for Objecting to Claims	13

7.3	Deadline for Responding to Claim Objections	13

7.4	Right to Request Estimation of Claims	14

7.5	Distribution Procedures Regarding Allowed Claims	14

7.6	Procedures Regarding Distributions from the Distribution Trust	16

ARTICLE VIII	EXECUTORY CONTRACTS	16

8.1	Assumption of Executory Contracts	16

8.2	Rejection of Executory Contracts	16

8.3	Procedures Related to Assumption of Executory Contracts	17

8.4	Rejection Claim Bar Date	19

8.5	Indemnification Obligations	19

8.6	Federal Government Rights	20

ARTICLE IX	EFFECT OF REJECTION BY ONE OR MORE CLASSES	20

9.1	Impaired Classes Entitled to Vote	20

9.2	Acceptance by Class	20

9.3	Reservation of Cramdown Rights	20

ARTICLE X	EFFECT OF CONFIRMATION	21

10.1	Legally Binding Effect	21

10.2	Vesting of Property of Debtor in Reorganized Debtor	21

ARTICLE XI	INJUNCTIONS, RELEASES, AND DISCHARGE	21

11.1	Discharge of the Debtor	21

11.2	Injunction	22

11.3	Exculpation and Limitation of Liability	22

11.4	Releases by the Debtor	23

11.5	Releases by Third Parties	23

ARTICLE XII	RETENTION OF JURISDICTION	25

12.1	Bankruptcy Court Jurisdiction	25

12.2	Limitation on Jurisdiction	26

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ARTICLE XIII	MISCELLANEOUS PROVISIONS	27

13.1	Conditions to Confirmation	27

13.2	Conditions to Effectiveness	27

13.3	Exemption from Transfer Taxes	27

13.4	Securities Exemption	27

13.5	Defects, Omissions and Amendments of the Plan	28

13.6	Withdrawal of Plan	28

13.7	Due Authorization By Holders of Claims and Equity Interests	28

13.8	Filing of Additional Documentation	29

13.9	Governing Law	29

13.10	Successors and Assigns	29

13.11	Transfer of Claims and Equity Interests	29

13.12	Notices	29

13.13	U.S. Trustee Fees	32

13.14	Implementation	32

13.15	No Admissions	32

ARTICLE XIV	SUBSTANTIAL CONSUMMATION	33

14.1	Substantial Consummation	33

14.2	Final Decree	33

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EXHIBITS TO THE PLAN

Glossary of Defined Terms	Exhibit A

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David W. Carickhoff, the Chapter 11 Trustee of the Debtor, Wave Systems Corp., in the above-referenced Bankruptcy Case proposes the Amended Plan of Reorganization of the Debtor dated August 23, 2016. Reference is made to the Disclosure Statement Pursuant to 11 U.S.C. § 1125 in Support of the Plan of Reorganization of the Debtor dated July 18, 2016 for a discussion of the Debtor’s history, business, property and results of operations, and for a summary of the Plan and certain related matters.

All are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Proponents for use in soliciting acceptances or rejections of the Plan.

For avoidance of doubt, the Plan applies and preserves the maximum global jurisdiction possible under applicable U.S. law, including, without limitation, over the assets of the Debtor wherever located. The Plan is also consistent with and implements the decisions of the Bankruptcy Court that are described in the Disclosure Statement.

ARTICLE I

SUMMARY OF THE PLAN

An overview of the Plan is set forth in the Disclosure Statement. Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging the Debtor’s prepetition Equity Interests and issuing New Equity in the Reorganized Debtor to ESW Capital, LLC, in its capacity as the Plan Sponsor and to ESW Capital, LLC, in its capacity as the Post-Petition Lender, to the extent that it exercises the Subscription Option, and (2) the distribution of Cash and rights to certain litigation recoveries to holders of Allowed Claims and, if sufficient funds remain, Equity Interests, in accordance with the priority scheme established by the Bankruptcy Code.

The reorganization of the Debtor and its estate described herein will be implemented via (1) issuance of a portion of New Equity in the Reorganized Debtor to ESW or an affiliate, as the Plan Sponsor, in exchange for the Plan Consideration; (2) receipt of a portion of the New Equity of the Reorganized Debtor by ESW, as the Post-Petition Lender, pursuant to the Subscription Option; (3) distribution of the Cash Consideration to the holders of Allowed Claims and Equity Interests; and (4) creation of the Distribution Trust to pursue certain avoidance claims and causes of action for the benefit holders of Allowed Claims and Equity Interests.

ARTICLE II

DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

2.1 All capitalized terms not defined elsewhere in the Plan shall have the meanings assigned to them in the Glossary of Defined Terms attached as Exhibit A to the Plan. Any capitalized term used in the Plan that is not defined herein has the meaning ascribed to that term in the Bankruptcy Code and/or Bankruptcy Rules.

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2.2 For purposes of the Plan, any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified.

2.3 The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan, unless the context requires otherwise. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter. The section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

2.4 Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan.

2.5 The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

2.6 In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE III

DESIGNATION OF CLAIMS AND EQUITY INTERESTS

3.1 Summary

Pursuant to section 1122 of the Bankruptcy Code, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (i) the Claim or Equity Interest qualifies within the description of that Class; (ii) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Class or Classes; and (iii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. A Claim or Equity Interest which is not an Allowed Claim or Allowed Equity Interest, including a Disputed Claim, is not in any Class, and, notwithstanding anything to the contrary contained in the Plan, no Distribution shall be made on account of any Claim or Equity Interest which is not an Allowed Claim or Allowed Equity Interest. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Compensation Claims, and Priority Tax Claims are not classified under the Plan and are excluded from the following Classes.

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3.2 Identification of Classes

The following is a designation of the classes of Claims and Equity Interests under the Plan.

Class 1: Secured Claims

Class 2: Priority Unsecured Non-Tax Claims

Class 3: General Unsecured Claims

Class 4: Intercompany Claims

Class 5: Equity Interests

3.3 Unimpaired Classes

Classes 1 and 2 are unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, holders of Claims in Classes 1 and 2 are conclusively presumed to have accepted the Plan and are therefore not entitled to vote to accept or reject the Plan.

3.4 Impaired Classes/Entitled to Vote

Class 3 and Class 4 are impaired under the Plan. Holders of Allowed Claims in Class 3 and Class 4 are entitled to vote to accept or reject the Plan.

3.5 Impaired Classes/Deemed to Reject

Class 5 is impaired under the Plan but is deemed to reject the Plan. Therefore, Interest Holders in Class 5 are not entitled to vote to accept or reject the Plan.

3.6 Elimination of Classes for Voting Purposes

Any Class of Claims or Equity Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, an Allowed Equity Interest, or a Claim or Equity Interest temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

3.7 Controversy Concerning Classification, Impairment or Voting Rights

In the event a controversy or dispute should arise involving issues related to the classification, impairment or voting rights of any Creditor or Interest Holder under the Plan, whether before or after the Confirmation Date, the Bankruptcy Court may, after notice and a hearing, determine such controversy. Without limiting the foregoing, the Bankruptcy Court may estimate for voting purposes (i) the amount of any contingent or unliquidated Claim the fixing or liquidation of, as the case may be, would unduly delay the administration of the Bankruptcy Case and (ii) any right to payment arising from an equitable remedy for breach of performance.

ARTICLE IV

TREATMENT OF UNCLASSIFIED CLAIMS

4.1 Administrative Claims

(a) General: Except with regards to the Ordinary Course Liabilities, including Allowed Post-Petition Lender Financing Claims (the treatment of which is described in Section 4.3

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(below)), subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive, from the Cash Consideration, Cash equal to the unpaid portion of such Allowed Administrative Claim within ten (10) days after the later of (a) the Effective Date, (b) the Allowance Date, or (c) such date as is mutually agreed upon by the Chapter 11 Trustee, the Plan Sponsor and the holder of such Claim. For the avoidance of doubt, it is contemplated that Professional Fee Claims which are provided for under the Budget shall be paid from Post-Petition Financing, not from the Cash Consideration. Non-Budgeted Professional Fee Claims include any Chapter 7 or 11 Trustee Fee requests for compensation and any request for compensation filed by GrowthPoint Technology Partners, LLC in connection with the transactions contemplated hereunder, which claims, if and when Allowed, shall be paid in full from the Cash Consideration.

(b) Payment of Statutory Fees: All fees payable pursuant to 28 U.S.C. § 1930 shall be paid in Cash through the Post-Petition Financing, up to the amount set forth in the Approved Budget, and otherwise with the Cash Consideration equal to the amount of such Administrative Claim when due or no later than the Effective Date.

(c) Bar Date for Administrative Claims:

(i) General Provisions: Except as otherwise provided in this Article IV, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Chapter 11 Trustee and Plan Sponsor no later than thirty (30) days after the Effective Date or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Effective Date. The Notice of the Effective Date will provide notice of the Administrative Claims Bar Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date specified in either section 4.1(d)(i),(ii) or (iii) hereof shall be forever barred from asserting such Claims against the Debtor or any of its property, absent order of the Court to the contrary. Absent order of the Court to the contrary, requests for payments of Administrative Claims included within a proof of claim are of no force and effect, and shall be disallowed in their entirety as of the Confirmation Date unless such Administrative Claim is subsequently Filed in a timely fashion as provided herein.

(ii) Professionals: All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation or commission requested by any professional or any other entity in connection with the Chapter 7 Case or for making a substantial contribution in the Bankruptcy Case by way of a motion on notice, under sections 503(b)(3)(D) and 503(b)(4) of the Bankruptcy Code) shall File and serve on the Reorganized Debtor, the Distribution Trust, the U.S. Trustee and the Post- Confirmation Service List an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. Objections to applications

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of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the Distribution Trust, the U.S. Trustee and the Post-Confirmation Service List and the professionals to whose application the objections are addressed no later than twenty- one (21) days after the date of service of the application, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. To the extent the professionals’ fees and expenses are not paid from the Post-Petition Facility, including being accounted for under the Final Borrowing Notice, such fees and expenses shall be paid from the Cash Consideration, and the Distribution Trustee shall make appropriate reserves for such compensation. For the avoidance of doubt, the Chapter 7 Trustee and the Chapter 11 Trustee shall not be required to file a request for compensation within 45 days of the Effective Date. Any request for compensation filed by the Chapter 7 Trustee and/or the Chapter 11 Trustee shall not be subject to the foregoing bar date. The Chapter 7 Trustee’s compensation and the Chapter 11 Trustee’s compensation shall be paid from the Cash Consideration, and the Distribution Trustee shall make appropriate reserves for such compensation.

As provided in the Post-Petition Financing Order, under the Post-Petition Facility, the Final Borrowing Notice shall identify each Professional for which the Estimated Professionals Amount is to be held in the Segregated Account, pending approval by the Bankruptcy Court of payment of such amounts to the extent incurred under the Approved Budget. For the avoidance of doubt, the Final Borrowing Notice shall provide for each Professional to have a specific amount allocated to it in the Segregated Account, based on the Approved Budget. In no event shall a Professional be paid more than its allocated amount from the funds in the Segregated Account obtained through the Final Borrowing Notice. The Segregated Account shall be held by Chapter 11 Trustee prior to the Effective Date, and the Distribution Trustee, after the Effective Date, and payment from the Estimated Professionals Account shall only be payable upon further order from the Court. Within five (5) days of the Court entering an order allowing for a Professional’s fees to be paid, the Distribution Trustee shall (i) pay such amounts from the Segregated Account, and (ii) return any remaining amounts from the Segregated Account being held on account of such Professional to the Post-Petition Lender. To the extent any estate professional seeks payment of fees and reimbursements or expenses in excess of the amount provided for in the Final Borrowing Notice, such fees shall be paid from the Cash Consideration upon further order from the Court, not from the Segregated Account. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court. Any professional fees and reimbursements or expenses incurred by the Distribution Trustee subsequent to the Effective Date may be paid by the Distribution Trustee without application to the Bankruptcy Court.

4.2 Allowed Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim against Debtor shall receive, from the Cash Consideration, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim, (ii) payment in full through the fifth anniversary of the Petition Date, plus interest, or (iii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtor, or the Chapter 11 Trustee, the Plan Sponsor, and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing.

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4.3 Ordinary Course Liabilities and Allowed Post-Petition Lender Financing Claim

(a) All Ordinary Course Liabilities are deemed to be Allowed Claims to the extent set forth in the Approved Budget (except for Post-Petition Tax Claims, which shall not be subject to the Approved Budget). Except as set forth below in Section 4.3(b), holders of Administrative Claims on account of Ordinary Course Liabilities are not required to file or serve any request for payment of the Ordinary Course Liability. As provided in the Post-Petition Financing Order, under the Post-Petition Facility, the Final Borrowing Notice shall identify the Estimated Liabilities Amount under the Approved Budget to be held in the Segregated Account pending payment. The Segregated Account shall be held by Chapter 11 Trustee prior to the Effective Date, and the Distribution Trustee, after the Effective Date. Any amounts remaining in the Segregated Account one-hundred twenty (120) days after the Effective Date shall be returned to the Post-Petition Lender, subject to 4.1(c)(ii) with respect to certain amounts for Professionals. To the extent any Ordinary Course Liability is in excess of the Estimated Liabilities Amount provided for in the Final Borrowing Notice, such amounts will be paid from the Cash Consideration. The Chapter 11 Trustee shall continue to pay each Ordinary Course Liability accrued prior to the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability, and the Approved Budget. The Reorganized Debtor shall continue to pay each Ordinary Course Liability accrued after the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability.

(b) Allowed Post-Petition Lender Financing Claim: The Post-Petition Lender Financing Claim is Allowed in full, but shall not be paid from the Cash Consideration . Pursuant to the Subscription Option, the Post-Petition Lender shall have the option, on account of being the holder of the Allowed Post-Petition Lender Financing Claim, to exchange a total of up to $1,200,000 in satisfaction of such amount of its Allowed Claim for up to a total of 600 shares, equal to 60 percent, of the issued New Equity, at a rate of $2,000 of its Allowed Post-Petition Lender Financing Claim for one (1) share of New Equity. Further, the Post-Petition Lender, on account of being the holder of the Allowed Post-Petition Lender Financing Claim, shall receive, from the Financing Consideration, payment in Cash of the remaining amount of the Allowed Post-Petition Lender Financing Claim after the Post-Petition Lender has exercised the Subscription Option to receive its share of the New Equity.1 For the avoidance of doubt, no portion of the Allowed Post-Petition Lender Financing Claim shall be paid from the Cash Consideration. On the Effective Date, all liens and interests granted in exchange for or in connection with the Post-Petition Note and/or under the Post-Petition Financing Order shall be deemed discharged, cancelled, and released and shall be of no further force and effect and neither the Estate nor the Distribution Trust (as applicable) shall have any obligation to repay the

[1]	The Plan Sponsor reserves the right to modify the Subscription Option, provided that (i) no such modification shall adversely impact the Plan treatment of other creditors and (ii) such modification is approved by the Post-Petition Lender.

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Allowed Post-Petition Lender Financing Claim from the Cash Consideration. The Financing Consideration payable by the Plan Sponsor under the Plan shall be increased to account for any Cash payment to the Post-Petition Lender on account of the Allowed Post-Petition Lender Financing Claim, such that the Plan Consideration provided to the Estate net of all Cash payments to the Post-Petition Lender on account of its Allowed Post-Petition Lender Financing Claim shall be $6,875,000.

(c) Any fees or expenses of ESW Capital, LLC that are not otherwise paid out of the Post-Petition Financing pursuant to the Post-Petition Financing Order, including amounts identified under the Final Borrowing Notice, shall be deemed Allowed and payable as an Ordinary Course Liability pursuant to Section 1129(a)(4) of the Bankruptcy Code and paid through the Cash Consideration.

ARTICLE V

CLASSIFICATION AND TREATMENT

OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

5.1 Treatment of Allowed Secured Claims (Class 1)

Each holder of an Allowed Secured Claim shall receive, at the election of the Plan Sponsor on the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, its Allowed Secured Claims, (i) payment in full from the Cash Consideration (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code, (iii) receipt of the collateral securing such claim and any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, (iv) such other treatment as the Plan Sponsor and the applicable holder of the Allowed Secured Claim may agree, and/or (v) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

5.2 Treatment of Allowed Priority Unsecured Non-Tax Claims (Class 2)

Each holder of an Allowed Priority Unsecured Non-Tax Claim against the Debtor shall receive, from the Cash Consideration, on the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Priority Unsecured Non-Tax Claim, either cash equal to the full unpaid amount of such Allowed Priority Unsecured Non-Tax Claim, or such other treatment as the Chapter 11 Trustee, the Plan Sponsor and the holder of such Allowed Priority Unsecured Non-Tax Claim shall have agreed.

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5.3 Treatment of Allowed General Unsecured Claims (Class 3)

As soon as practicable after the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. In no event shall any holder of an Allowed General Unsecured Claim receive a distribution in an amount in excess of the principal amount of the respective holder’s Allowed General Unsecured Claim. Holders of Allowed General Unsecured Claims shall not receive any Distribution on account of any postpetition interest.

Allowed General Unsecured Claims shall share pro rata with Allowed Intercompany Claims in the remaining Cash Consideration and the Beneficial Interest in the Distribution Trust.

5.4 Treatment of Allowed Intercompany Claims (Class 4)

As soon as practicable after the Effective Date, each holder of an Allowed Intercompany Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed Intercompany, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. In no event shall any holder of an Allowed Intercompany Claim receive a distribution in an amount in excess of the principal amount of the respective holder’s Allowed Intercompany Claim. Holders of Allowed Intercompany Claims shall not receive any Distribution on account of any postpetition interest.

Allowed Intercompany Claims shall share pro rata with Allowed General Unsecured Claims in the remaining Cash Consideration and the Beneficial Interest in the Distribution Trust.

5.5 Treatment of Allowed Equity Interests (Class 5)

As soon as practicable after the Effective Date, each holder of an Allowed Equity Interest shall receive, on account of and in full and complete release and discharge of, and in exchange for its Allowed Equity Interests, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Unsecured Non-Tax Claims, Allowed General Unsecured Claims and Allowed Intercompany Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement, following payment in full of all Allowed General Unsecured Claims. Holders of Equity Interests as of the Voting Record Date shall be entitled to a distribution as a member of Class 5.

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No Distributions shall be made to holders of Allowed Equity Interests unless and until holders of Allowed Claims have been paid in full and any Disputed Claims have been disallowed pursuant to an Order of the Bankruptcy Court (or if Allowed, paid in full).

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 Continued Corporate Existence

Except as otherwise provided in the Plan, the Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to its Charter Documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan.

Upon the Effective Date, and without any further action by the shareholders, directors, or officers of the Reorganized Debtor, the Reorganized Debtor’s Charter Documents shall be deemed amended (a) to the extent necessary, to incorporate the provisions of the Plan, and (b) to prohibit the issuance by the Reorganized Debtor of nonvoting securities to the extent required under section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Charter Documents as permitted by applicable law, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval other than any requisite filings required under applicable state, provincial or federal law. The Charter Documents shall be filed with the Plan Supplement.

6.2 Management and Board of Directors and Discharge of Chapter 11 Trustee

The Plan Sponsor may nominate and elect new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s Charter Documents. Upon the Effective Date, the Chapter 11 Trustee shall no longer serve in such capacity and shall be discharged of all duties in connection therewith.

6.3 Arrangements with the Distribution Trustee

By the Plan Supplement Deadline of August 9, 2016, the Chapter 11 Trustee, shall file with the Bankruptcy Court a disclosure identifying the Distribution Trustee under the Distribution Trust. At the Confirmation Hearing, the Bankruptcy Court shall ratify such Distribution Trustee. All compensation for the Distribution Trustee shall be paid from the Distribution Trust Assets in accordance with the Distribution Trust Agreement. The approved person shall serve as the Distribution Trustee on execution of the Distribution Trust Agreement at the Closing.

6.4 The Closing

The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor,

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New York, New York 10112, or at such other place identified in a notice provided to those parties listed in Section 13.12 of the Plan. The Proponents may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. A notice of the rescheduled Closing shall be filed with the Bankruptcy Court and served on the parties identified in Section 13.12 of the Plan within two (2) days after the originally scheduled Closing. All documents to be executed and delivered by any party as provided in this Article VI and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Chapter 11 Trustee and Plan Sponsor. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective on the Effective Date:

(a) Execution of Documents and Corporate Action. The Chapter 11 Trustee shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Chapter 11 Trustee, or his designee, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtor, and all corporate actions required by the Debtor, the Chapter 11 Trustee, and the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Chapter 11 Trustee or the Reorganized Debtor. For purposes of effectuating the Plan, none of the transactions contemplated in the Plan shall constitute a change of control under any agreement, contract, or document of the Debtors.

(b) Cancellation of Equity Interests. On the Effective Date, all existing Equity Interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan. Except as otherwise provided in the Plan or the Plan Supplement, on the Effective Date: (1) the obligations of the Debtor under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor giving rise to any Claim or Equity Interest shall be cancelled as to the Debtor and the Reorganized Debtor shall not have any continuing obligations thereunder and (2) the obligations of the Debtor pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor shall be released and discharged. On the Effective Date, 1,000 shares of New Equity of the Reorganized Debtor shall be issued.

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(c) Issuance of New Equity. The New Equity shall be free and clear of all Liens, Claims, Interests, and encumbrances of any kind, except as otherwise provided in the Plan. All the shares of the New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assignable. On the Effective Date, none of the New Equity will be listed on a national securities exchange. Reorganized Debtor may take all necessary actions after the Effective Date to suspend any requirement to (i) be a reporting company under the Securities Exchange Act, and (ii) file reports with the Securities and Exchange Commission or any other entity or party. Furthermore, the Reorganized Debtor shall not be required to file monthly operating reports, or any other type of report, with the Court after the Effective Date.

(d) Funding of the Plan Consideration. On the Effective Date, the Plan Sponsor shall contribute to the Estate an amount of Cash equal to the Plan Consideration in consideration of the Plan Sponsor’s purchase of the New Equity, inclusive of the Enhanced Deposit. The Plan Consideration is not subject to any financing contingency. The Plan Consideration shall be used to fund Distributions under the Plan. The Financing Consideration payable by the Plan Sponsor under the Plan shall be in the amount sufficient to account for any Cash payment to the Post-Petition Lender on account of the Allowed Post-Petition Lender Financing Claim, subject to the exercise of the Subscription Option, such that the Plan Consideration provided to the Estate net of all Cash payments to the Post-Petition Lender on account of its Allowed Post-Petition Lender Financing Claim shall be $6,875,000.

(e) Execution and Ratification of the Distribution Trust Agreement. On the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto. The Distribution Trust Agreement shall be provided in the Plan Supplement. Each holder of a Claim or Equity Interest shall be bound by the terms and conditions of the Distribution Trust Agreement.

(f) Transfer of Distribution Trust Assets. All property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust, free and clear of all Liens, Claims, Equity Interests, and encumbrances.

6.5 Tax Treatment of the Distribution Trust

The Distribution Trust established under the Plan is established for the purpose of distributions to Administrative Claims, Secured Claims, General Unsecured Claims, Intercompany Claims, and Equity Interests by liquidating the Distribution Trust Assets transferred to the Distribution Trust and performing related and incidental functions referenced in the Distribution Trust Agreement, and the Distribution Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The purpose of the Distribution Trust is to provide a mechanism for the liquidation of the Distribution Trust Assets, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Distribution Trust, to the Beneficiaries in accordance with the terms of the Plan. No business activities will be conducted by the Distribution Trust other than those associated with or related to the liquidation of the Distribution Trust Assets. It is intended that the Distribution Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of the Treasury Regulations Section 301.7701-4(d). All parties and Beneficiaries shall treat the

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transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including Sections 61(a)(12), 483, 1001, 1012, and 1274 thereof). All the parties and Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Distribution Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Distribution Trust. The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Distribution Trust and the owners of the Distribution Trust. The Distribution Trustee shall file returns for the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) or (b). All parties, including the Beneficiaries and the Distribution Trustee, shall value the Distribution Trust Assets consistently, and such valuations shall be used for all federal income tax purposes. Beneficiaries may wish to consult with a tax professional regarding the tax consequences of holding a Beneficial Interest in or receiving a Distribution from the Distribution Trust.

6.6 Right to Enforce, Compromise, or Adjust Distribution Trust Assets

The Distribution Trustee shall have and retain the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve the Distribution Trust Actions assigned to the Distribution Trust, subject to the terms and conditions set forth in the Distribution Trust Agreement. All proceeds derived from such causes of action shall constitute Distribution Trust Assets. Notwithstanding the foregoing or any other provision herein, the Distribution Trustee shall not prosecute or pursue any Distribution Trust Actions against any Person that is a Protected Action Party. Notwithstanding the foregoing, the Distribution Trustee shall retain the right to assert any right of setoff or recoupment or any other affirmative defense in connection with any Claim or cause of action asserted by the Protected Action Parties.

6.7 Preservation of Rights of Action

Unless any Claims against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred to the Distribution Trust or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all retained causes of action, whether arising before or after the Petition Date, and the Reorganized Debtor’s rights to commence, prosecute or settle such causes of action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, the Reorganized Debtor shall retain and shall have the exclusive right to enforce any and all claims, rights and causes of action arising from (1) its Intellectual Property, or (2) any property that shall vest with the Reorganized Debtor, including, for the avoidance of doubt, any accounts receivables, and other cash.

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ARTICLE VII

PROVISIONS GOVERNING RESOLUTION OF CLAIMS

AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN

7.1 Right to Object to Claims

The Plan Sponsor and the Reorganized Debtor shall have the authority, but not the obligation, to object to, litigate, and, subject to the approval of the Chapter 11 Trustee or the Distribution Trustee (as applicable), settle, the amount, priority or the extent of any Administrative Claim, Secured Claim, Priority Tax Claim, or Priority Unsecured Non-Tax Claim. Notwithstanding anything to the contrary herein, subject to the terms and conditions set forth in the Distribution Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan on and after the Effective Date, the Distribution Trustee shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court. The Distribution Trustee shall succeed to any pending objections to Claims filed by the Chapter 11 Trustee prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor and/or the Estate had immediately prior to the Effective Date with respect to any Disputed Claim, including the causes of action retained under the Plan. The Reorganized Debtor shall provide commercially reasonable assistance and cooperation to the Distribution Trustee in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement.

7.2 Deadline for Objecting to Claims

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court, upon a motion on notice served on all affected claimholders); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code. The objection shall notify the Creditor of the deadline for responding to such objection.

7.3 Deadline for Responding to Claim Objections

Within twenty (20) days after service of an objection, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee. Failure to file a written response within the twenty (20) day time period may cause the Bankruptcy Court to enter a default judgment against the non-responding Creditor or granting the relief requested in the claim objection.

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7.4 Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, the Debtor, the Reorganized Debtor, and the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

7.5 Distribution Procedures Regarding Allowed Claims

(a) In General

The Distribution Trustee shall make all Distributions required to be made under the Plan, including Distributions from the Distribution Trust.

(b) Distributions on Allowed Claims Only

Distributions from Available Cash shall be made only to the holders of Allowed Claims, and if applicable, Equity Interests. Until and if a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive a Distribution from Available Cash. For the avoidance of doubt, no Distributions shall be made to holders of Allowed Equity Interests unless and until holders of Allowed Claims have been paid in full and any Disputed Claims have been disallowed pursuant to an Order of the Bankruptcy Court.

(c) Place and Manner of Payments of Distributions

Except as otherwise specified in the Plan, Distributions from Available Cash shall be made by mailing such Distribution to the Creditor or Interest Holder at the address listed in any proof of claim or interest filed by the Creditor or Interest Holder or at such other address as such Creditor or Interest Holder shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date. If a Creditor or Interest Holder has not filed a proof of claim or interest or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor or Interest Holder will be mailed to the address identified in the Schedules of Assets and Liabilities or as provided by the Debtor’s stock transfer agent. The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances. Before receiving any Distributions, all Creditors and Interest Holders, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors or Interest Holders who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

(d) Undeliverable Distributions

If a Distribution made from Available Cash to any Creditor or Interest Holder is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine the then

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current address for such Creditor or Interest Holder. If the Distribution Trustee cannot determine, or is not notified of, a then current address for such Creditor or Interest Holder within six months after the Effective Date, the Distribution reserved for such Creditor or Interest Holder shall be deemed an unclaimed Distribution, and Section 7.5(e) of the Plan shall be applicable thereto.

(e) Unclaimed Distributions

If the current address for a Creditor or Interest Holder entitled to a Distribution from Available Cash under the Plan has not been determined within six months after the Effective Date or such Creditor or Interest Holder has otherwise not been located or submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee, then such Creditor or Interest Holder (i) shall no longer be a Creditor or Interest Holder (as applicable) and (ii) shall be deemed to have released such Claim.

(f) Withholding

The Distribution Trustee may, but shall not be required to, at any time withhold from a Distribution from Available Cash to any Person (except the Internal Revenue Service) amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Distribution Trustee (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section.

(g) Dissolution

(i)	The Distribution Trustee and Distribution Trust shall be discharged or dissolved, as the case may be, at such time as all of the Distribution Trust Assets have been distributed pursuant to the Plan and the Distribution Trust Agreement; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of the Distribution Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the liquidation of the Distribution Trust Assets.

(ii)	If at any time the Distribution Trustee determines, in reliance upon such professionals as a Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final distribution to Distribution Trust Beneficiaries is likely to exceed the value of the assets remaining in the Distribution Trust, the Distribution Trustee may (i) reserve any amount necessary to dissolve the Distribution Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Internal Revenue Code, (B) exempt from United States federal income tax under section 501(a) of the Internal Revenue Code, (C) not a “private foundation,” as defined in section 509(a) of the Internal Revenue Code, and (D) that is unrelated to the Debtor, the Distribution Trust, the Distribution Trustee, the Chapter 11 Trustee, or any insider of any of the prior parties, and (iii) dissolve the Distribution Trust.

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7.6 Procedures Regarding Distributions from the Distribution Trust

Procedures regarding Distributions from the Distribution Trust to holders of Class 3 Allowed General Unsecured Claims, Class 4 Allowed Intercompany Claims, and Class 5 Allowed Equity Interests shall be governed by the Distribution Trust Agreement.

ARTICLE VIII

EXECUTORY CONTRACTS

8.1 Assumption of Executory Contracts

On the Effective Date, and subject to section 8.6 hereof and payment of the Cure Amount, all Executory Contracts identified on the Cure Notice (as defined in section 8.3(a) below), shall be deemed assumed by the Reorganized Debtor. The Plan Sponsor may amend the Cure Notice through the deadline to file the Plan Supplement. Entry of the Confirmation Order shall constitute approval of the assumption of such Executory Contracts under sections 365 and 1123 of the Bankruptcy Code.

8.2 Rejection of Executory Contracts

All Executory Contracts not identified on the Schedule of Assumed Contracts and Unexpired Leases (or assumed by the Debtor previously) shall be deemed rejected on the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the rejection of an Executory Contract, the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof.

The Reorganized Debtor will not assume any employment, severance, bonus, incentive, commission, compensation or similar agreement or plan (or any agreement outside the ordinary course of business) with any employees, officers or directors. To the extent the 401(k) Plan has not yet been formally rejected and/or terminated prior to the Effective Date, such 401(k) Plan is being rejected by the Reorganized Debtor, and the Chapter 11 Trustee shall take all steps necessary prior to the Effective Date to effectuate termination of the 401(k) Plan. The Reorganized Debtor will not assume the Employee Handbook, if any.

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On the Effective Date, any and all equity based incentive plans or stock ownership plans of the Debtor, including all agreements related thereto, entered into before the Effective Date, or other plans, agreements or documents giving rise to Equity Interests, including the contingent cash components of any such plans, agreements, or documents, shall be immediately terminated without any action of the Debtor, the Chapter 11 Trustee, the Reorganized Debtor or the Plan Sponsor. To the extent such plans, agreements or documents are considered to be Executory Contracts, such plans, agreements or documents shall be deemed to be, and shall be treated as though they are, Executory Contracts that are rejected pursuant to section 365 of the Bankruptcy Code under the Plan. Any Claims resulting from such rejection shall constitute subordinated claims pursuant to section 510(b) of the Bankruptcy Code, except that Claims for contingent cash components of any such plans, agreements or documents shall constitute General Unsecured Claims. From and after the Effective Date, all warrants, stock options and other equity awards outstanding or issued at such time, whether included in a warrant, plan, contract, agreement or otherwise, will have no value, shall be cancelled and extinguished and thus will not entitle any holder thereof to purchase or otherwise acquire any equity interests in the Reorganized Debtor.

8.3 Procedures Related to Assumption of Executory Contracts

(a) Establishment of Cure Claim Amounts

The Cure Amounts associated with the assumption of the Executory Contracts pursuant to Section 8.1 of the Plan are specified in the Schedule of Assumed Contracts and Unexpired Leases. The Chapter 11 Trustee shall serve counterparties to the Executory Contracts with a Notice of (I) Possible Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto (the “Cure Notice”).

Any Objection to Cure Notice including (i) an objection to the applicable Cure Amount (a “Cure Objection”) and (ii) an objection to the adequate assurance of future performance (the “Adequate Assurance Objection”) to be provided by the Plan Sponsor on behalf of the Reorganized Debtor must be in writing, filed with the Court, and served upon (a) the Chapter 11 Trustee, (b) counsel to the Chapter 11 Trustee, (c) counsel to , and (d) the U.S. Trustee, by no later than August 16, 2016. The objection must set forth the specific default alleged under the applicable Assumed Contract or Unexpired Lease and claim a specific monetary amount that differs from the applicable Cure Amount, if any, and/or further information required of the Reorganized Debtor with respect to adequate assurance of future performance.

If no Objection to the Cure Amount is received by the Objection Deadline to an Assumed Contract or Lease, then the assumption of such Assumed Contract or Unexpired Lease shall be authorized pursuant to section 365 of the Bankruptcy Code and the applicable Cure Amount, if any, shall be binding upon the non-Debtor counterparty to such Assumed Contract or Lease for all purposes and shall constitute a final determination of the cure amount required to be paid to

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such Assumed Contract or Unexpired Lease counterparty in connection with the assumption of such Assumed Contract or Unexpired Lease, and the non-Debtor counterparty to such Assumed Contract or Unexpired Lease shall be deemed to have waived its right to object to, contest, condition, or otherwise restrict the assumption of such Assumed Contract or Unexpired Lease (including, without limitation, from asserting any additional cure or other amounts with respect to the Assumed Contract or Unexpired Lease arising prior to such assumption). Furthermore, upon the assumption of such Assumed Contract or Unexpired Lease, the Reorganized Debtor shall enjoy all of the Debtor’s rights and benefits thereunder without the necessity of obtaining any party’s written consent to the Debtor’s assumption of such rights and benefits.

(b) Objection to Disputed Cure Amounts

The Plan Sponsor shall have the right to examine any Objection to Cure Amount filed by any party, and shall have the right to object to and contest the Disputed Cure Amount asserted therein.

If an objection to a Disputed Cure Amount has not been resolved by the Bankruptcy Court or agreement of the parties by the Effective Date, the Executory Contract related to such Disputed Cure Amount shall be deemed assumed by the Reorganized Debtor effective on the Effective Date, although no payment of the Cure Amount may be made until order from the Court; provided, however, the Reorganized Debtor may revoke an assumption of any such Executory Contract within ten (10) days after entry of an order by the Bankruptcy Court adjudicating the objection to the Disputed Cure Amount related to the Executory Contract by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the party(ies) whose Executory Contract is rejected. Any Executory Contract identified in a revocation notice shall be deemed rejected retroactively to the Effective Date. The revocation notice shall include a proof of claim form and shall notify the counterparty of the rejection damages deadline, which shall be no less than thirty (30) days after service of the revocation notice.

(c) Payment of Cure Amounts

Within ten (10) Business Days after the Effective Date, the Distribution Trustee shall pay, in Cash from Cash Consideration, all Cure Amounts, up to $250,000 (the “DT Payable Cure Amounts”), related to Executory Contracts listed on the Cure Notice, other than Disputed Cure Amounts. To the extent that the Cure Amounts listed on the Cure Notice exceed $250,000, within ten (10) Business Days after the Effective Date, the Plan Sponsor shall pay, in Cash, all Cure Amounts, in excess of amounts paid by the Distribution Trustee, and in excess of $250,000 (the “ESW Payable Cure Amounts”), other than the Disputed Cure Amounts.

Subject to Section 8.3(b) hereof, the Distribution Trustee and/or the Plan Sponsor, as applicable and subject to whether such Cure Amounts are DT Payable Cure Amounts or ESW Payable Cure Amounts, shall pay all Cure Amounts that are subject to an objection on the later of (i) within ten (10) Business Days after the Effective Date or (ii) within ten (10) Business Days after entry of an order by the Bankruptcy Court resolving the objection or approving an agreement between the parties concerning the Cure Amount.

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The Plan Sponsor, on account of payment of the ESW Payable Cure Amounts, shall be deemed to have, without the need to file any proof of claim, an Allowed General Unsecured Claim in the actual amount that the Plan Sponsor paid as an ESW Payable Cure Amount (the “ESW Unsecured Claim”). The ESW Unsecured Claim shall be treated, for all distribution purposes, as a Class 3 General Unsecured Claim. For example, if the Cure Amounts related to the Executory Contracts listed on the Schedule of Assumed Contracts and Unexpired Leases are $1,000,000, and the ESW Payable Cure Amounts is $750,000, the ESW Unsecured Claim will also be $750,000. If Class 3 receives distributions of 90%, then the Plan Sponsor shall also receive a distribution of 90% on account of the ESW Unsecured Claim, or $675,000.

(d) No Admission of Liability

Neither the inclusion nor exclusion of any Executory Contract by the Chapter 11 Trustee and the Plan Sponsor on the Cure Notice, nor anything contained in the Plan, shall constitute an admission by the Chapter 11 Trustee or the Plan Sponsor that any such contract or unexpired lease is in fact an Executory Contract or that the Debtor has any liability thereunder.

(e) Reservation of Rights

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, causes of action, or other rights of the Debtor under any executory or non-executory contract or any unexpired or expired lease, nor shall any provision of the Plan increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any such contract or lease.

8.4 Rejection Claim Bar Date

Each Claim resulting from the rejection of an Executory Contract pursuant to Section 8.2 of the Plan shall be filed with the Bankruptcy Court no later than the date that is thirty (30) days after service of notice of the Effective Date, which notice shall set forth such deadline; provided, however, any party whose Executory Contract is rejected pursuant to a revocation notice pursuant to Section 8.3(b) above may file a rejection damage Claim arising out of such rejection within 30 days after service of the revocation notice on the affected party, which notice shall set forth such deadline. Any Claim resulting from the rejection of an Executory Contract not filed by the applicable deadline shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan. Absent order of the Court to the contrary, the Distribution Trustee shall have the right to object to any rejection damage Claim.

8.5 Indemnification Obligations

Any obligation of the Debtor to indemnify, contribute, reimburse, or limit the liability of any Person, including any current or former officer or director of the Debtor, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtor, relating to any acts or omissions occurring before the Effective Date, whether arising pursuant to charter, bylaws, contract, applicable state law or otherwise, shall be canceled and discharged as of the Effective Date and, to the extent such obligation is contained in an Executory Contract, rejected,

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pursuant to the Plan as of the Effective Date, provided, however, that nothing herein shall affect or impair the right of (i) any such officer or director to liquidate and assert against the Estate and seek recovery therefrom on account of any timely filed claim concerning any obligation of the Debtor to indemnify, contribute, reimburse or limit the liability of any such officer or director or (ii) the Chapter 11 Trustee or the Distribution Trustee to object, dispute or otherwise contest any such claims, provided, further, however, that the Debtor, the Estate or the Distribution Trust shall not have any obligation to indemnify, contribute, reimburse or limit the liability of any current or former officer or director of the Debtor in their respective capacities as such for any acts or omissions that are alleged to have occurred following the later of (i) the resignation of any such current or former officer or director, or (ii) the Petition Date. Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs, or prejudices the rights of the Distribution Trustee to pursue the Distribution Trust Actions.

8.6 Federal Government Rights

Notwithstanding any other provisions of the Plan, no Executory Contract with or any sensitive information of the federal government, including Defense Advanced Research Projects Agency, the National Security Agency, or the Department of Defense shall be assumed by or transferred to the Reorganized Debtor absent the express written consent of the federal government counterparty to such Executory Contract.

ARTICLE IX

EFFECT OF REJECTION BY ONE OR MORE CLASSES

9.1 Impaired Classes Entitled to Vote

Each impaired Class shall be entitled to vote separately to accept or reject the Plan. A holder of a Disputed Claim which has not been temporarily allowed for purposes of voting on the Plan may vote only such Disputed Claim in an amount equal to the portion, if any, of such Claim shown as fixed, liquidated, and undisputed in the Debtor’s Schedules of Assets and Liabilities.

9.2 Acceptance by Class

A Class of Claims or shall have accepted the Plan if the Plan is accepted by at least two thirds (2/3) in amount and more than one half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

9.3 Reservation of Cramdown Rights

In the event that any impaired Class shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Proponents reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with the provisions of the section 1129(b) of the Bankruptcy Code.

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ARTICLE X

EFFECT OF CONFIRMATION

10.1 Legally Binding Effect

The provisions of the Plan shall bind all Creditors and Interest Holders, whether or not they accept the Plan and wherever located. On and after the Effective Date, all holders of Claims and Equity Interests shall be precluded and enjoined from asserting any Claim or Equity Interest against the Debtor or its assets or properties (and for the avoidance of doubt, against the Reorganized Debtor or its assets or properties) based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as permitted under the Plan.

10.2 Vesting of Property of Debtor in Reorganized Debtor

On the Effective Date, except as otherwise expressly provided in the Plan or Confirmation Order, all Estate Property, other than the Distribution Trust Assets, shall vest in the Reorganized Debtor free and clear of all Liens, Claims, Equity Interests, and encumbrances of any kind, except as otherwise provided in the Plan. Notwithstanding the foregoing, any sensitive information of the federal government, including Defense Advanced Research Projects Agency, the National Security Agency, or the Department of Defense which resides on the Debtor’s servers shall not be included in the Estate Property which vests in the Reorganized Debtor.

On the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtor may operate its business and may use, acquire, or dispose of property, without supervision of approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

ARTICLE XI

INJUNCTIONS, RELEASES, AND DISCHARGE

11.1 Discharge of the Debtor

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims, causes of action and Equity Interests of any kind or nature whatsoever, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, liabilities of, Liens on, obligations of, rights against, and Equity Interests in the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of the discharge of all Claims and causes of action against and Equity Interests in the Debtor, subject to the occurrence of the Effective Date.

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11.2 Injunction

Except as otherwise expressly provided in the Plan, the discharge and releases set forth in Section 11.1 shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (except for offsets exercised prior to the Petition Date) any Claim or Interest or cause of action, whether known or unknown that is discharged and released in Section 11.1 . Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor, its estate or the Reorganized Debtor, their successors or assigns, or their assets, properties, or interests in property any other or further Claims or Interests, or causes of action, or any other right to legal or equitable relief regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

Except as otherwise expressly provided in the Plan, as of the Effective Date there shall be an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (except for offsets exercised prior to the Petition Date) any Claim or Interest or cause of action, whether known or unknown against the Protected Parties that are released under section 11.5 of the Plan. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Protected Parties, their successors or assigns, or their assets, properties, or interests in property any Claims or Interests, or causes of action, or right to legal or equitable relief released under section 11.5 of the Plan, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

11.3 Exculpation and Limitation of Liability

The Chapter 7 Trustee, the Chapter 11 Trustee and their respective professionals will neither have nor incur any liability to any entity for any claims or causes of action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or Confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct;

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provided, further, that the Chapter 7 Trustee and the Chapter 11 Trustee will be entitled to rely upon the advice of counsel concerning their duties pursuant to, or in connection with, the above referenced documents, actions or inactions.

11.4 Releases by the Debtor

Notwithstanding anything to the contrary in the Plan, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtor will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full waiver and release to the Released Parties and their respective related parties (and each such Released Party and their respective related parties so released shall be deemed forever released, and waived by the Debtor Releasing Parties) and their respective properties from any and all claims that the Debtor and their respective related parties would have been legally entitled to assert in their own right, on behalf of one another, or on behalf of another party against the Released Parties or their respective related parties; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) any Distribution Trust Action expressly set forth in and preserved by the Plan or the Plan Supplement; (ii) the rights of the Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court; and/or (iii) any claims or defenses against third party.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any person and the Confirmation Order will permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this release. For purposes of this release, and without limiting the scope of the foregoing, the Debtor is specifically not releasing the Distribution Trust Actions.

Notwithstanding the foregoing, the provisions of this section 11.4 will have no effect on the liability of the Chapter 7 Trustee, the Chapter 11 Trustee or their respective professionals that results from any act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct.

11.5 Releases by Third Parties

To the extent allowed by applicable law, on, and as of, the Effective Date and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Protected Parties (acting in any capacity whatsoever) shall be forever released from any and all claims, obligations, actions, suits, rights, debts, accounts, causes of action, remedies, avoidance actions, agreements, promises, damages, judgments, demands,

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defenses, or claims in respect of equitable subordination, and liabilities throughout the world under any law or court ruling through the Effective Date (including all claims based on or arising out of facts or circumstances that existed as of or prior to the Plan in the Bankruptcy Case, including claims based on negligence or strict liability, and further including any derivative claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, or the Reorganized Debtor would have been legally entitled by applicable law to assert in its own right, whether individually or collectively) which the (a) Creditors who are Unimpaired, (b) Creditors who voted to accept or reject the Plan and did not check the opt-out box on the ballot, and (c) creditors who were sent a solicitation package but did not vote and did not return a ballot with the opt-out box checked, have or may have against any of the Protected Parties in any way related to the Bankruptcy Case or the Debtor (or its predecessors); provided however that the release provided in this section shall not apply to any Creditor in category (c) above if the solicitation package was returned to the Chapter 11 Trustee as undelivered, and that such Creditor did not otherwise file a ballot;2 provided further, however, the releases provided for in this paragraph shall not extend to any claims by any Governmental Unit with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law. No compliance with or reliance on the applicable law or the orders of the Bankruptcy Court shall be deemed or permitted to be judged, declared, or ruled to be in any way wrongful, in bad faith, ultra vires, inequitable or otherwise subject to any sanction or punishment, all of which are preempted, superseded and negated by the Plan to the maximum extent permitted by applicable law.

With respect to any Creditor who is unimpaired and therefore grants a release under this section 11.5, to the extent such Creditor has an impaired Claim in Class 3 or 4, and checks the box on the ballot to opt-out of the releases under section 11.5, or holds an Equity Interest in Class 5, such a Creditor shall not provide the release in this section 11.5 on account of its impaired Claim where such Creditor opted-out of such release. Nor shall such Creditor provide a release on account of its Equity Interest.

Notwithstanding the foregoing, the provisions of this section 11.5 will have no effect on the liability of the Chapter 7 Trustee, the Chapter 11 Trustee or their respective professionals that results from any act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct.

For the avoidance of doubt, nothing in this Article XI shall prevent the enforcement of the terms of the Plan. Further, no Interest Holder will be deemed to consent to provide any release set forth in this section 11.5.

[2]	Within ten (10) days after the Effective Date, the Debtor or its claims agent shall file a declaration specifying the name of any claimholder whose solicitation package was returned undelivered, and as to which the Debtor did not receive a ballot

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ARTICLE XII

RETENTION OF JURISDICTION

12.1 Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain and have such jurisdiction over the Bankruptcy Case to the maximum extent as is legally permissible, including, without limitation, for the following purposes:

(a) To allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Right of Action, Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

(b) To ensure that Distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(c) To determine any and all applications or motions pending before the Bankruptcy Court on the Effective Date of the Plan, including without limitation any motions for the rejection, assumption or assumption and assignment of any Executory Contract;

(d) To consider and approve any modification of the Plan, remedy any defect or omission, or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order;

(e) To determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan or any Plan Documents or any entity’s obligations in connection with the Plan or any Plan Documents, or to defend any of the rights, benefits, Estate Property transferred, created, or otherwise provided or confirmed by the Plan or the Confirmation Order or to recover damages or other relief for violations thereof;

(f) To consider and act on the compromise and settlement of any claim or cause of action by or against the Debtor, the Estate, the Reorganized Debtor or the Distribution Trustee;

(g) To decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters, and any other matters, or grant or deny any applications involving the Chapter 11 Trustee, the Debtor or the Estate that may be pending on the Effective Date or that may be brought by the Chapter 11 Trustee, the Reorganized Debtor, or the Distribution Trustee (as applicable), including any Distribution Trust Actions, or any other related proceedings by the Reorganized Debtor, and to enter and enforce any default judgment on any of the foregoing;

(h) To decide or resolve any and all applications filed by the Chapter 7 Trustee or the Chapter 11 Trustee for compensation;

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(i) To issue orders in aid of execution and implementation of the Plan or any Plan Documents to the extent authorized by section 1142 of the Bankruptcy Code or provided by the terms of the Plan;

(j) To decide issues concerning the federal or state tax liability of the Debtor which may arise in connection with the confirmation or consummation of the Plan or any Plan Documents;

(k) To interpret and enforce any orders entered by the Bankruptcy Court in the Bankruptcy Case;

(l) To enter an order closing this Bankruptcy Case when all matters contemplating the use of such retained jurisdiction have been resolved and satisfied;

(m) To permit entry of a final judgment by the Bankruptcy Court in any core proceeding referenced in 28 U.S.C. § 157(b) and to hear and resolve such proceedings in accordance with 28 U.S.C. § 157(c) and any and all related proceedings, including, without limitation, (i) all proceedings concerning disputes with, or Rights of Action or Claims against, any Person that the Debtor, the Estate, the Distribution Trust or the Reorganized Debtor or any of their successors or assigns, may have, and (ii) any and all Rights of Action or other Claims against any Person for harm to or with respect to (x) any Estate Property, including any infringement of Intellectual Property or conversion of Estate Property, or (y) any Estate Property liened or transferred by the Debtor to any other Person;

(n) To include jurisdiction over the recovery of any Estate Property (or property transferred by the Debtor with Bankruptcy Court approval) from any Person wrongly asserting ownership, possession or control of the same, whether pursuant to sections 542, 543, 549, 550 of the Bankruptcy Code or otherwise, as well as to punish any violation of the automatic stay under section 362 of the Bankruptcy Code or any other legal rights of the Debtor or the Estate under or related to the Bankruptcy Code; and

(o) To permit the taking of any default judgment against any Person who has submitted himself or herself to the jurisdiction of the Bankruptcy Court

12.2 Limitation on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334, as well as the applicable circumstances that continue jurisdiction for defense and enforcement of the Plan and Plan Documents.

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ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Conditions to Confirmation

The Confirmation Order will not be effective unless (a) the Confirmation Order shall be in form and substance acceptable to the Plan Sponsor, in its reasonable discretion, and shall provide for the Plan Sponsor and the Post-Petition Lender to acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, Equity Interests and encumbrances of any kind, except as otherwise provided in the Plan, and (b) the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, shall have been filed in form and substance acceptable to the Plan Sponsor in its reasonable discretion.

13.2 Conditions to Effectiveness

The Plan will not be effective unless (a) the conditions to confirmation above have been either satisfied, or waived, by the Plan Sponsor, (b) the Confirmation Order has been entered by the Bankruptcy Court, and no stay or injunction is in effect with respect thereto, (c) Plan Sponsor and the Post-Petition Lender shall acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, Equity Interests and encumbrances of any kind, except as otherwise provided in the Plan, and (d) no material adverse change or development shall have occurred with respect to the Debtor’s Intellectual Property or capital structure of the Debtor.

13.3 Exemption from Transfer Taxes

The Plan and the Confirmation Order provide for (a) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (b) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (c) the making or assignment of any lease; (d) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (e) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Estate’s assets in the Reorganized Debtor or the Distribution Trust pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreement, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property. Pursuant to section 1146 of the Bankruptcy Code and the Plan, any such act described or contemplated herein will not be subject to any stamp tax, transfer tax, filing or recording tax, or other similar tax.

13.4 Securities Exemption

Any rights issued under, pursuant to or in effecting the Plan, including, without limitation, the New Equity in the Reorganized Debtor or the Beneficial Interests in the Distribution Trust, and the offering and issuance thereof by any party, including without limitation the Proponents or the Estate, shall be exempt from Section 5 of the Securities Act of 1933, if applicable, and from any state or federal securities laws requiring registration for offer

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or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code. If the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Rule 506 of the Securities Act, Section 4(2) of the Securities Act, and/or the safe harbor provisions promulgated thereunder.

13.5 Defects, Omissions and Amendments of the Plan

The Chapter 11 Trustee may, with the approval of the Bankruptcy Court and without notice to holders of Claims and Equity Interests, insofar as it does not materially and adversely affect holders of Claims and Equity Interests, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Chapter 11 Trustee may propose amendments or alterations to the Plan before the Confirmation Hearing as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims and Equity Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Chapter 11 Trustee has complied with section 1125 of the Bankruptcy Code. The Chapter 11 Trustee may propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation as provided in section 1127(b) of the Bankruptcy Code, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims and Equity Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, the Chapter 11 Trustee has complied with section 1125 of the Bankruptcy Code, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under section 1129 of the Bankruptcy Code.

13.6 Withdrawal of Plan

The Chapter 11 Trustee reserves the right to withdraw the Plan at any time prior to the Confirmation Date. If the Chapter 11 Trustee withdraws the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur by August 31, 2016, unless otherwise extended by mutual agreement of the Chapter 11 Trustee and the Plan Sponsor or the Effective Date does not occur by September 30, 2016, unless otherwise extended by mutual agreement of the Chapter 11 Trustee and the Plan Sponsor, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtor or any other person, or to prejudice in any manner the rights of the Chapter 11 Trustee, the Debtor’s Estate, or any person in any further proceedings involving the Debtor.

13.7 Due Authorization By Holders of Claims and Equity Interests

Each and every holder of a Claim or Equity Interest who elects to participate in the Distributions provided for herein warrants that such holder is authorized to accept in

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consideration of its Claim or Equity Interest against the Debtor the Distributions provided for in the Plan, and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by such holder under the Plan.

13.8 Filing of Additional Documentation

By August 9, 2016, the Debtor may file with the Bankruptcy Court such Plan Supplement, agreements and other documents as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan or any Plan Document, which shall also constitute “Plan Documents.”

13.9 Governing Law

Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

13.10 Successors and Assigns

The rights, benefits and obligations of any entity named or referred to in the Plan or any Plan Document shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

13.11 Transfer of Claims and Equity Interests

Any transfer of a Claim shall be in accordance with Bankruptcy Rule 3001(e) and the terms of this Section 13.11. Notice of any such transfer shall be forwarded to the Chapter 11 Trustee by registered or certified mail, as set forth in Section 13.12 hereof. Both the transferee and transferor shall execute any notice, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest in the Claim to be transferred. No transfer of a partial interest shall be allowed. All transfers must be of one hundred percent (100%) of the transferor’s interest in the Claim.

Any transfer of an Equity Interest shall be in accordance with the Equity Trading Order, and no transfer of Equity Interests shall be allowed after the Voting Record Date.

13.12 Notices

Any notice required to be given under the Plan or any Plan Document shall be in writing. Any notice that is allowed or required hereunder except for a notice of change of address shall be considered complete on the earlier of (a) three (3) days following the date the notice is sent by United States mail, postage prepaid, or by overnight courier service, or in the case of mailing to a non-United States address, air mail, postage prepaid, or personally delivered; (b) the date the notice is actually received by the Persons on the Post-Confirmation Service List by facsimile or

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computer transmission; or (c) three (3) days following the date the notice is sent to those Persons on the Post-Confirmation Service List as it is adopted by the Bankruptcy Court at the hearing on confirmation of the Plan, as such list may be amended from time-to-time by written notice from the Persons on the Post-Confirmation Service List.

(a)	If to the Chapter 11 Trustee, at:

David W. Carickhoff

300 Delaware Avenue, Suite 1100

Wilmington, DE 19801

Email: dcarickhoff@archerlaw.com

Fax: 302-777-4352

and

Archer & Greiner, P.C.

Attn: Alan M. Root

300 Delaware Avenue, Suite 1100

Wilmington, DE 19801

Email: aroot@archerlaw.com

Fax: 302-777-4352

(b)	If to the Plan Sponsor, at:

ESW Capital, LLC

c/o Haynes and Boone, LLP

1221 McKinney Street, Suite 2100

Houston, Texas 77010

Attention: Charles A. Beckham, Jr.

Email: charles.beckham@haynesboone.com

Fax: 713-236-5638

and

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention: Trevor R. Hoffmann

Email: trevor.hoffmann@haynesboone.com

Fax: 212-884-9558

(c)	If to the Post-Petition Lender, at:

ESW Capital, LLC

c/o Haynes and Boone, LLP

1221 McKinney Street, Suite 2100

Houston, Texas 77010

Attention: Charles A. Beckham, Jr.

Email: charles.beckham@haynesboone.com

Fax: 713-236-5638

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and

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention: Trevor R. Hoffmann

Email: trevor.hoffmann@haynesboone.com

Fax: 212-884-9558

(d)	If to the U.S. Trustee, at:

Juliet Sarkessian

Trial Attorney

United States Department of Justice

Office of the United States Trustee

J. Caleb Boggs Federal Building

844 King Street, Suite 2207

Lockbox 35

Wilmington, DE 19801

Tel: 302-573-6008

Fax: 302-573-6497

Juliet.M.Sarkessian@usdoj.gov

(e)	If to the Distribution Trust, at:

David W. Carickhoff

300 Delaware Avenue, Suite 1100

Wilmington, DE 19801

Email: dcarickhoff@archerlaw.com

Fax: 302-777-4352

and

Archer & Greiner, P.C.

Attn: Alan M. Root

300 Delaware Avenue, Suite 1100

Wilmington, DE 19801

Email: aroot@archerlaw.com

Fax: 302-777-4352

and

(f)	If to any Creditor or Interest Holder in his capacity as such, at his address or facsimile number as listed on the Post-Confirmation Service List.

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13.13 U.S. Trustee Fees

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code (“Quarterly Fees”) prior to the Effective Date shall be paid by the Trustee on behalf of the Debtor’s estate on the Effective Date. After the Effective Date, the Distribution Trustee and the Reorganized Debtor shall be jointly and severally liable for any and all Quarterly Fees when they are due and payable after the Effective Date. The Chapter 11 Trustee shall file all Quarterly Reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee. After the Effective Date, the Distribution Trustee shall file with the Bankruptcy Court Quarterly Reports in a form reasonably acceptable to the U.S. Trustee, which reports shall include a separate schedule of disbursements made by the Reorganized Debtor during the applicable period, attested to by an authorized representative of the Reorganized Debtor. The Distribution Trustee and the Reorganized Debtor shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until the earliest of the Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. On the Effective Date, the Distribution Trustee shall establish a segregated reserve in the amount of $52,000, from the Cash Consideration (the “DT Fee Fund”), Also on the Effective Date, the Distribution Trustee shall establish a segregated reserve in the amount of $30,000, to be funded from the Post-Petition Financing Facility (the “RD Fee Fund,” collectively with the DT Fee Fund, the “UST Fee Fund(s)”). The Distribution Trust will fund the Quarterly Fees on a quarterly basis from DT Fee Fund. To the extent that any Quarterly Fee is in excess of $6,500, the Distribution Trust will fund the quarterly fee in excess of $6,500 from the RD Fee Fund. Additionally, after depletion of either UST Fee Fund, any amounts remaining in the other UST Fee Fund can be used to fund the entire amount of the applicable Quarterly Fee. To the extent that both UST Fee Funds are nearing depletion, after consultation with the U.S. Trustee and the Distribution Trustee regarding the ability of the Distribution Trustee to fund the Quarterly Fees, the Reorganized Debtor shall have the right to seek to close the Chapter 11 Case. Any amounts remaining in the DT Fee Fund at the closing of the Chapter 11 Case will be disbursed to the Distribution Trust. Any amounts remaining in the RD Fee Fund at the closing of the Chapter 11 Case after all Quarterly Fees are paid will be returned to the Post-Petition Lender.

13.14 Implementation

The Chapter 11 Trustee, the Reorganized Debtor, the Plan Sponsor, and the Distribution Trustee shall be authorized to perform all reasonable, necessary and authorized acts to consummate the terms and conditions of the Plan and the Plan Documents, without further order from the Bankruptcy Court.

13.15 No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Chapter 11 Trustee, the Debtor, or the Estate with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of the classification of any Claim or Equity Interest.

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ARTICLE XIV

SUBSTANTIAL CONSUMMATION

14.1 Substantial Consummation

The Plan shall be deemed substantially consummated on the Effective Date.

14.2 Final Decree

On full consummation and performance of the Plan and Plan Documents, the Distribution Trustee may request the Bankruptcy Court to enter a final decree closing the Bankruptcy Case and such other orders that may be necessary and appropriate.

Dated: August 23, 2016

WAVE SYSTEMS CORP.

/s/ David W. Carickhoff
David W. Carickhoff
Chapter 11 Trustee
300 Delaware Avenue, Suite 1100
Wilmington, DE 19803

Chapter 11 Trustee and Proponent

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EXHIBIT A

Glossary of Defined Terms

“401 (k) Plan” means the Wave Systems Corp. 401 (k) Savings and Investment Plan.

“Administrative Claim” means any cost or expense of administration of the Bankruptcy Case incurred on or before the Effective Date entitled to priority under section 507(a)(1) and allowed under section 503(b) of the Bankruptcy Code, including without limitation, any actual and necessary expenses of preserving the Debtor’s estate, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Case, certain taxes, fines and penalties, any actual and necessary postpetition expenses of operating the business of the Debtor, certain postpetition indebtedness or obligations incurred by or assessed against the Debtor in connection with the conduct of its business, or for the acquisition or lease of property, or for providing of services to the Debtor, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code, and any fees or charges assessed against the Debtor’s Estate under Chapter 123, Title 28, United States Code. Professional Compensation Claims shall only be Allowed for duly retained Professionals in the Bankruptcy Case in accordance with applicable law. For the avoidance of doubt, the Allowed Post-Petition Lender Financing Claim shall be deemed to be an Administrative Claim for all purposes hereunder.

“Administrative Claim Bar Date” means thirty (30) days after the Effective Date.

“Administrative Claimant” means any Person entitled to payment of an Administrative Claim.

“Administrative Claim Reserve” means a reserve of Cash from the Cash Consideration equal to the aggregate of Cash that would have been distributed on the Effective Date on account of Disputed, undetermined and/or unpaid: (i) Administrative Claims, not otherwise payable from the Segregated Account (including Chapter 7 or 11 Trustee Fee requests for compensation and any request for compensation filed by GrowthPoint Technology Partners, LLC), (ii) Secured Claims, (iii) Priority Tax Claims and (ii) Priority Unsecured Non-Tax Claims.

“Administrative Tax Claim” means an Administrative Claim of a Governmental Unit.

“Allowance Date” means the date that a Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

“Allowed” means, (1) with respect to any Claim, a Claim allowable under 11 U.S.C. § 502 (a) for which a proof of claim was filed, and as to which no objection or other challenge to the allowance thereof has been timely Filed, or if an objection or challenge has been timely Filed, such Claim is allowed by a Final Order; or (b) for which a proof of claim is not filed and that has been listed in the Schedules of Assets and Liabilities and is not listed as disputed, contingent, or unliquidated; or (c) that is deemed allowed by the terms of the Plan; or (2) with

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respect to any Equity Interest, such Equity Interest is reflected as outstanding in the stock transfer ledger or similar register or record of the Debtor on the Petition Date. For purposes of determining the amount of an Allowed Claim (other than a Claim specifically Allowed under the Plan), there shall be deducted therefrom an amount equal to the amount of any Claim that the Debtor may hold against the Creditor under 11 U.S.C. § 553, provided, however, that the Distribution Trustee shall provide written notification to the affected claimant of any such deduction, and such deduction may be challenged by such claimant. Notwithstanding anything to the contrary in the Plan, the Debtor may, in its discretion, treat a Claim as an Allowed Claim to the extent it is allowed by an Order that is not a Final Order.

“Approved Budget” means the Budget agreed to by the Debtor and the Post-Petition Lender and attached as Exhibit A to the Post-Petition Note (as may be amended or otherwise modified from time to time pursuant to the terms of the Post-Petition Financing Order).

“Available Cash” means all of the Cash held by the Reorganized Debtor including Cash deposited or held in the Distribution Reserve on account of disputed or undetermined Administrative Claims, Priority Tax Claims, Priority Unsecured Non-Tax Claims, General Unsecured Claims, and Intercompany Claims to the extent that those Claims are disallowed in whole or in part after the Effective Date, less the Distribution Reserve.

“Avoidance Actions” means any and all rights, claims, and causes of action arising under any provision of Chapter 5 of the Bankruptcy Code.

“Ballot” means the form of ballot which the Debtor will transmit to Creditors who are, or may be, entitled to vote on the Plan.

“Bankruptcy Case” means In re Wave Systems Corporation., Case No. 16-10284 in the United States Bankruptcy Court for the District of Delaware, and as applicable, the Chapter 11 Case and/or the Chapter 7 Case.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, Title 11, United States Code, as applicable to this Bankruptcy Case.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, together with the District Court as to matters as to which the reference is withdrawn under 11 U.S.C. § 157(d).

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

“Beneficial Interest” means an interest that entitles the holder thereof to a Distribution in accordance with the Distribution Trust Agreement.

“Beneficiary” means the holder of a Beneficial Interest, whether individually or as agent on behalf of other entities.

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“Business Day” means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means Cash, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issues by banks, and commercial paper of any Person, including interest accrued or earned thereon.

“Cash Consideration” means $6,875,000, payable by the Plan Sponsor on the Effective Date, which amount is inclusive of the Enhanced Deposit.

“Chapter 7 Case” means the Bankruptcy Case of the Debtor under Chapter 7 of the Bankruptcy Code.

“Chapter 7 Trustee” means David W. Carickhoff, in his capacity as the chapter 7 trustee of the Debtor in the Chapter 7 Case.

“Chapter 11 Case” means the Bankruptcy Case of the Debtor under Chapter 11 of the Bankruptcy Code.

“Chapter 11 Trustee” means David W. Carickhoff, in his capacity as the chapter 11 trustee of the Debtor in the Chapter 11 Case.

“Charter Documents” means the articles of certificate of incorporation and the bylaws of the Debtor or Reorganized Debtor, as applicable, and any amendments to the foregoing.

“Claim” has the meaning assigned to such term by section 101(5) of the Bankruptcy Code.

“Claim Objection Deadline” means the first Business Day that is 180 days after the Effective Date, as may be extended by order of the Bankruptcy Court, upon motion on notice served on all affected claimholders.

“Class” means one of the classes of Claims or Equity Interests defined in Article III of the Plan.

“Clerk” means the Clerk of the Bankruptcy Court.

“Closing” means the closing of the transactions contemplated under Article VI of the Plan.

“Confirmation Date” means the date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

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“Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the Order of the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

“Creditor” means any person that holds a Claim against the Debtor that arose on or before the Effective Date, or a Claim against the Debtor of any kind specified in sections 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code.

“Cure Amount” means the amount of Cash required to cure defaults necessary to assume an Executory Contract under 11 U.S.C. § 365(b) as determined by the Bankruptcy Court or pursuant to any agreement among the Reorganized Debtor and the other party(ies) to the Executory Contract and as listed in the Schedule of Assumed Contracts and Unexpired Leases

“Cure Amount Objection Bar Date” means August 16, 2016 at 4:00 p.m. (ET).

“Debtor” means Wave Systems Corp. a Delaware corporation and a debtor in the Bankruptcy Case.

“Disallowed Claim” means a Claim, or any portion thereof, that (a) has been disallowed by either a Final Order or pursuant to a settlement, or (b)(i) is listed in the Schedules of Assets and Liabilities at zero or as contingent, disputed or unliquidated, including by amendment hereby of such Schedules of Assets and Liabilities, and (ii) as to which no proof of claim has been filed.

“Disclosure Statement” means the Disclosure Statement for the Plan of Reorganization of Wave Systems Corp. dated July 18, 2016, filed by the Chapter 11 Trustee with the Bankruptcy Court, as may be amended or supplemented.

“Disclosure Statement Approval Date” means the date the Order Approving Disclosure Statement is entered on the docket of the Bankruptcy Case.

“Disputed Claim” means a Claim as to which a proof of claim or interest has been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent that such Claim has been designated as a Disputed Claim by the timely service of a Notice of Disputed Claim Status.

“Disputed Cure Amount” means, with respect to an Executory Contract for which a Proof of Cure Claim is filed, the amount that the counterparty to such Executory Contract asserts is necessary to assume such Executory Contract under 11 U.S.C. § 365(b), if such amount is more than what was set forth on the Cure Notice for such Claim.

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“Distribution” means, except as otherwise provided in the Plan, the property required by the Plan to be distributed to the holders of Allowed Claims.

“Distribution Date” means any date that a Distribution is made under the Plan or the Distribution Trust Agreement.

“Distribution Record Date” means the Confirmation Date.

“Distribution Reserve” means a reserve established to hold, in one or more segregated accounts to be established by the Debtor, Cash equal to the aggregate of (a) Cash that would have been distributed on the Distribution Date on account of Disputed or undetermined (i) Administrative Claims had they been Allowed Claims, provided that with respect to Administrative Claims for which applications for compensation of professionals or other periods retained or to be compensated pursuant to sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code are or will be pending but are then undetermined, the amount of Cash deposited shall be the amount sought by such persons or the maximum amount such persons indicate that they intend to apply for, and provided that with respect to Administrative Claims for which applications for compensation of the Chapter 7 Trustee or the Chapter 11 Trustee are or will be pending but are then undetermined, the amount of Cash deposited shall be the amount sought by such persons or the maximum amount such persons indicate that they intend to apply for, (ii) Priority Unsecured Non-Tax Claims, (iii) Secured Claims, (iv) General Unsecured Claims, (v) Intercompany Claims and (v) Equity Interests , plus (b) accrued interest on all Cash in the Distribution Reserve, plus (c) Cash in the amount of all taxes previously incurred by the Debtor (and not paid or otherwise provided for under the Plan) and all taxes and professional fees estimated to be incurred by the Reorganized Debtor, including professional fees of the Reorganized Debtor; plus (d) Cash in the amount of all estimated costs and expenses of effectuating the actions and duties of the Distribution Trustee, including under Articles VI and XIII of the Plan.

“Distribution Trust” means the trust established under the Plan and the Distribution Trust Agreement.

“Distribution Trust Account” means the segregated interest bearing account established by the Distribution Trust into which shall be deposited (a) the Distribution Trust Fund, (b) the proceeds of the Distribution Trust Actions, and (c) the proceeds of the liquidation of all other Distribution Trust Assets.

“Distribution Trust Actions” means the Avoidance Actions and Estate Actions held by the Debtor and/or the Estate on the Effective Date, except for any claim, rights or cause of action (1) against the Protected Action Parties, (2) arising from or related to the Reorganized Debtor’s Intellectual Property, or (3) arising from or related to any property that shall vest with the Reorganized Debtor, including, for the avoidance of doubt, any accounts receivables and other cash.

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“Distribution Trust Agreement” means the trust agreement that establishes the Distribution Trust and governs the powers, duties, and responsibilities of the Distribution Trustee. The Distribution Trust Agreement shall be part of the Plan Supplement.

“Distribution Trust Assets” means, collectively, (a) the Distribution Trust Actions, (b) the Distribution Trust Fund, and (c) the SED Patents, subject to the License.

“Distribution Trust Available Cash” means the cash on deposit in the Distribution Trust Account at any time, less the Distribution Trust Operating Reserve, the Administrative Claim Reserve, and any other reserves established by the Distribution Trustee

“Distribution Trust Fund” means the $59,843.58 remaining cash proceeds from the sale of the wave.com domain name to Chime, Inc. after payment of chapter 7 professional fees and the Cash Consideration less (i) any amounts paid by the Debtor on the Effective Date and (ii) any Cash reserved from the Cash Consideration on account of the Administrative Claims Reserve.

“Distribution Trust Operating Expenses” means the reasonable costs and expenses, including professional fees, of the Distribution Trustee in administering the Distribution Trust.

“Distribution Trust Operating Reserve” means such reserve of Cash determined from time to time by the Distribution Trustee pursuant to the Distribution Trust Agreement to be reasonably necessary to pay Distribution Trust Operating Expenses, including (a) the unpaid liabilities, debts, or obligations of the Distribution Trust; (b) the fees and expenses of the Distribution Trustee; (c) all fees and expenses of professionals retained by the Distribution Trust; and (d) any and all other costs associated with the liquidation or preservation of the Distribution Trust Assets.

“Distribution Trustee” means the Person appointed to administer the Distribution Trust with such rights, duties, and obligations as set forth in the Distribution Trust Agreement.

“District Court” means the United States District Court for the District of Delaware.

“Effective Date” means the first Business Day following the Confirmation Date on which (a) the Confirmation Order is not stayed, (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan, and (c) the Reorganized Debtor has Filed a notice of the Effective Date.

“Enhanced Deposit” means Cash paid by the Plan Sponsor in the amount of $3,800,000, on April 4, 7, and 12, 2016, to the Chapter 7 Trustee and subsequently held by the Chapter 11 Trustee.

“Equity Interest” means any interest in the Debtor represented by ownership of common or preferred stock, including, to the extent provided by applicable law, any purchase right, warrant, stock option or other equity or debt security (convertible or otherwise) evidencing or creating any right or obligation to acquire or issue any of the foregoing.

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“Equity Trading Order” means the Final Order Establishing Notification and Hearing Procedures for Trading in Equity Securities (Doc. No. 127).

“Estate” means the estate created upon the filing of the Bankruptcy Case pursuant to section 541 of the Bankruptcy Code, together with all rights, claims and interests appertaining thereto.

“Estate Actions” means causes of actions held by the Estate.

“Estate Property” means all right, title, and interest in and to any and all property of every kind or nature owned by the Debtor or its Estate on the Effective Date as defined by 11 U.S.C. § 541.

“Estimated Professionals Amount” means the fees and expenses payable to Estate professionals under the Approved Budget, but not drawn under Post-Petition Note, and estimated by the Chapter 11 Trustee, in good faith, to be likely to be approved by Court order and payable to such Estate Professionals.

“Estimated Liabilities Amount” means Ordinary Course Liabilities under the Approved Budget, but not drawn under Post-Petition Note, and estimated by the Chapter 11 Trustee, in good faith, to be likely payable to such Ordinary Course Creditors.

“Executory Contracts” means executory contracts and unexpired leases as such terms are used in 11 U.S.C. § 365, including all operating leases, capital leases, and contracts to which the Debtor is a party or beneficiary on the Confirmation Date.

“File or Filed” means a request for relief encompassed within a pleading or other document is Filed when and on such date as such pleading or other document is entered on the docket of the Bankruptcy Court in this Bankruptcy Case. A proof of claim is Filed when and on such date as such proof of claim is entered on the claims register in this Bankruptcy Case.

“Final Borrowing Notice” means the final borrowing notice provided for under the Post-Petition Financing Order and Post-Petition Note, which shall include the Estimated Professionals Amount, the Estimated Liabilities Amount and any amounts under 28 U.S.C. § 1930 estimated to be incurred through the Effective Date, but not to exceed amounts provided for under the Approved Budget.

“Final Order” means an order or judgment which has not been reversed, stayed, modified, or amended and as to which the time for appeal has expired and no stay has been obtained.

“Financing Consideration” means the consideration payable by the Plan Sponsor to pay off the Allowed Post-Petition Lender Financing Claim, which may be reduced on a dollar-for- dollar basis to reflect the amount of Allowed Post-Petition Lender Financing Claim exchanged for New Equity pursuant to the Subscription Option. For the avoidance of doubt, the Plan

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Sponsor and the Post-Petition Lender, to the extent they are both the same entity, may agree to satisfy the Allowed Post-Petition Lender Financing Claim without having to fund actual Cash from the Plan Sponsor to the Post-Petition Lender.

“General Bar Date” means the deadline for filing proofs of claim established by the Bankruptcy Court as August 4, 2016 at 4:00 p.m. prevailing Eastern time.

“General Unsecured Claim” means an unsecured Claim other than an Administrative Claim, a Priority Unsecured Non-Tax Claim, a Priority Tax Claim, or an Intercompany Claim.

“Governmental Unit” means United States; State; Commonwealth; District; Territory; municipality; department, agency, or instrumentality of the United States (but not a U.S. trustee while serving as a trustee in a case under title 11 of the United States Code), a State, a Commonwealth, a District, a Territory, or a municipality; or other domestic government.

“Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

“Intercompany Claim” means a Claim held by, asserted by, or assertable by any former or present affiliate of the Debtor, other than an Administrative Claim, a Priority Unsecured Non-Tax Claim, or a Priority Tax Claim.

“Interest Holder” means any record or beneficial holder or owner of an Equity Interest.

“Intellectual Property” means intellectual property, including, without limitation, the following: (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright; (iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof; (iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae,

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databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses; (v) the entire goodwill of or associated with the businesses now or hereafter conducted by the Debtor connected with and symbolized by any of the aforementioned properties and assets; and (vi) all accounts, payment intangibles, commercial tort claims and other rights to payment, all other proprietary rights or other intellectual or other similar property, and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, and all proceeds of any IP.

“License” means a license on the terms and conditions provided for on Exhibit 1 to this Glossary.

“Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation which has not been avoided or invalidated under any provision of the Bankruptcy Code or other applicable law.

“New Equity” means the all of the equity interest in the Reorganized Debtor, issued on the Effective Date, to the Plan Sponsor, and to the Post-Petition Lender under and subject to the Subscription Option, in the total amount of 1,000 shares, free and clear of all Liens, Claims and encumbrances of any kind, except as provided in the Plan.

“Objection to Cure Amount” means the document filed in the Bankruptcy Court by a counterparty to an Executory Contract required in the event that such counterparty disputes the Cure Amount identified in the Schedule of Assumed Contracts and Unexpired Leases.

“Ordinary Course Creditor(s)” means a Creditor with an Ordinary Course Liability.

“Ordinary Course Liability” means an Administrative Claim (other than a Professional Compensation Claim or an Administrative Tax Claim) based on liabilities incurred in the ordinary course of the Debtor’s business operations solely to the extent provided for in the Approved Budget, or a Post-Petition Tax Claim

“Person” means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated association or organization, a governmental unit or any agency or subdivision thereof or any other entity, and the Protected Parties.

“Petition Date” means February 1, 2016, the date on which the Debtor filed its voluntary Chapter 7 petition commencing the Bankruptcy Case.

“Plan” means this Plan of Reorganization of the Debtor, as it may be amended or modified.

“Plan Consideration” means the Cash Consideration and the Financing Consideration.

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“Plan Documents” means, collectively, those material documents executed or to be executed in order to consummate the transactions contemplated under the Plan, which will be filed with the Bankruptcy Court on or before August 9, 2016, including the Distribution Trust Agreement and any other documents that make up the Plan Supplement.

“Plan Sponsor” means ESW Capital, LLC or an affiliate, in such capacity.

“Plan Supplement” means, collectively, any such documents as are referenced as such in this Plan to be Filed hereafter to supplement or clarify aspects of the Plan.

“Plan Supplement Deadline” means August 9, 2016.

“Post-Petition Financing” means the post-petition financing provided by the Post-Petition Lender pursuant to the Post-Petition Financing Order

“Post-Petition Financing Order” means the interim financing order (Doc. No. 150), and the final financing order (Doc. No. [    ]).

“Post-Petition Lender” means ESW Capital, LLC, in its capacity as post-petition lender under the Post-Petition Note.

“Post-Petition Lender Financing Claim” means the Administrative Claim of the Post-Petition Lender under the Post-Petition Note. The Post-Petition Lender Financing Claim is Allowed in full.

“Post-Petition Note” means the Senior Secured Super-Priority Post-Petition Financing Note, dated as of May 26, 2016, by and between the Debtor and the Post-Petition Lender and approved under the Post-Petition Financing Order, as amended, supplemented or otherwise modified.

“Post-Confirmation Service List” means the list of those parties who have notified the Distribution Trustee or the Reorganized Debtor in writing, at or following the Effective Date, of their desire to receive notice of all pleadings filed by the Distribution Trustee or the Reorganized Debtor and have provided an address to which such notices shall be sent. The Notice of Effective Date shall include notice that all parties seeking service of pleadings post-Effective Date need to make such request in writing to the Distribution Trustee, even if they previously filed a request for service under Bankruptcy Rule 2002

“Post-Petition Tax Claim(s)” means a Claim by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, which accrued or was assessed within the period from and including the Petition Date through and including the Effective Date.

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“Priority Unsecured Non-Tax Claim” means any Claim (other than an Administrative Claim, Priority Tax Claim or an Intercompany Claim) to the extent entitled to priority in payment under section 507(a) of the Bankruptcy Code.

“Priority Tax Claim” means any Claim held by a Governmental Unit entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

“Pro Rata Share” means as to a particular holder of a particular Claim, the ratio that the amount of such Claim held by such Claimholder bears to the aggregate amount of all Claims in the particular Class or category. Such ratio shall be calculated as if all Claims in the particular Class or category asserted against Debtor are Allowed Claims as of the Effective Date, unless specifically provided otherwise in the Plan.

“Professional” means a professional retained in the Bankruptcy Case pursuant to Final Order under sections 327, 328, 363, or 1103 of the Bankruptcy Code; provided that for the purposes of any bar dates, duties or other requirements imposed by the Plan (as distinguished from benefits or rights provided by or pursuant to the Plan), any professional not so employed in the Bankruptcy Case, but asserting any right or claim like a Professional on account of any service for or engagement by any foreign representative or foreign proceeding, shall have to comply with such same bar dates, duties and requirements as a Professional as one condition precedent to seeking any standing in the Bankruptcy Case, any Allowance of any Claim or any other right under the Plan like a Professional, with the Reorganized Debtor and other parties in interest reserving all other challenges and defenses thereto.

“Professional Compensation Claim” means a Claim for compensation or reimbursement of expenses of a Professional retained in the Bankruptcy Case or any Chapter 11 trustee, and requested in accordance with the provisions of 11 U.S.C. §§ 326, 327, 328, 330, 331, 503(b) and 1103; provided that for the purposes of any Claim asserted by any professional not so employed in the Bankruptcy Case, but asserting any Claim like a Professional on account of any service for or engagement by any foreign representative or foreign proceeding, the holder of such Claim shall have to comply with the same bar dates, duties and requirements as the holder of a Professional Compensation Claim as one condition precedent to seeking any standing or treatment as such, with the Reorganized Debtor and other parties in interest reserving all other challenges and defenses thereto.

“Protected Action Parties” (each one, a “Protected Action Party”) means any and all customers, vendors and employees of the Debtor expressly designated in writing by the Plan Sponsor or Reorganized Debtor in its sole discretion. The Reorganized Debtor shall provide a list of such parties to the Distribution Trustee no later than one-hundred and twenty (120) days after the Effective Date.

“Proponent” means the Chapter 11 Trustee on behalf of the Debtor’s Estate.

“Protected Parties” (each one, a “Protected Party”) means (a) the Debtor; (b) the Chapter 11 Trustee; (c) the Chapter 7 Trustee; (d) the Reorganized Debtor; (e) the Plan Sponsor and its affiliates; (f) the Post-Petition Lender; and (g) directors, officers, agents, attorneys, accountants,

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consultants, equity holders, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such. Any affiliate or other party related to any Protected Party shall also be a Protected Party to the extent that such affiliate or related party is alleged or charged to be directly or indirectly liable on any derivative, vicarious liability, alter ego or other theory for imposing liability on an affiliate or related party for the conduct or liability of the Protected Party. For the avoidance of doubt, the target of any Distribution Trust Avoidance Action shall not be, and is not, a Protected Party. Additionally, any individual acting in their capacity as an employee, director, or officer of the Debtor prior to the Petition Date shall not be, and is not, in such capacity, a Protected Party.

“Qualified Ordinary Course Creditor” means of the Ordinary Course Creditors, the Post-Petition Lender.

“Rejection Claim Bar Date” means either (as applicable) (i) in respect to Executory Contracts rejected pursuant to a revocation notice served pursuant to Section 8.3(b) of the Plan, the date that is thirty (30) days after the filing of such revocation notice, or (ii) as to all other Executory Contracts, thirty (30) days after service of notice of the Effective Date.

“Released Parties” (each one, a “Released Party”) means (a) the Chapter 11 Trustee; (b) the Chapter 7 Trustee; (c) the Reorganized Debtor; (d) the Plan Sponsor and its affiliates; (e) the Post-Petition Lender; and (f) directors, officers, agents, attorneys, accountants, consultants, equity holders, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such. Any affiliate or other party related to any Released Party shall also be a Released Party to the extent that such affiliate or related party is alleged or charged to be directly or indirectly liable on any derivative, vicarious liability, alter ego or other theory for imposing liability on an affiliate or related party for the conduct or liability of the Released Party. For the avoidance of doubt, the target of any Distribution Trust Avoidance Action shall not be, and is not, a Released Party solely as to such Distribution Trust Avoidance Action.

“Reorganized Debtor” means the Debtor as it exists after the Effective Date.

“Rights of Action” means any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtor or its Estate.

“Schedule of Assumed Contracts and Unexpired Leases” means the schedule identifying the Executory Contracts and Unexpired Leases to be assumed by the Reorganized Debtor under the Plan. The Schedule of Assumed Contracts and Unexpired Leases is attached as Exhibit B to the Plan.

“Schedules of Assets and Liabilities” means the Debtor’s Schedules of Assets and Liabilities, as may be amended or supplemented, and filed with the Bankruptcy Court in accordance with section 521(a)(1) of the Bankruptcy Code, including as amended by the Plan or any Plan Supplement.

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“Secured Claim” means a claim secured by the Debtor’s assets, except for the Allowed Post-Petition Lender Financing Claim.

“SED Patents” means the United States patents bearing the patent numbers 7036020 and 7426747.

“Segregated Account” means segregated account(s) established by the Chapter 11 Trustee, and after the Effective Date held by the Distribution Trust to hold the Estimated Professionals Amount and Estimated Liabilities Amount.

“Subordinated Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code, including, but not limited to, any Claim resulting from or related to the Shareholder Lawsuit.

“Subscription Option” means the ability of the Qualified Ordinary Course Creditor to, at its option, exchange a total of up to $1,200,000 of its Allowed Post-Petition Lender Financing Claim for up to a total of 600 shares of New Equity at a rate of $2,000 of its Allowed Post-Petition Lender Financing Claim for one (1) share of New Equity. The Plan Sponsor reserves the right to modify the Subscription Option, provided that (i) no such modification shall adversely impact the Plan treatment of other creditors and (ii) such modification is approved by the Post-Petition Lender.

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

“U.S. Trustee” means the Office of the United States Trustee for Region 3.

“Voting Record Date” means July 19, 2016

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EXHIBIT 1

to the Glossary of Defined Terms

(a)	The Chapter 11 Trustee, on behalf of the Debtor and its affiliates (“Licensor”), grants to ESW Capital, LLC and the ESW Affiliates (the “Licensee Parties”), their contractors, vendors and suppliers (but only in their capacity as contractors, vendors and suppliers for or on behalf of Licensee Parties), and their customers (whether direct or indirect) and resellers (but only to the extent of their capacity as customers, and resellers of Licensee Offerings), an irrevocable, non-royalty bearing, fully paid-up, non-exclusive, non-sublicensable, nontransferable, worldwide license, under the Licensed Patents to practice, design, make, have made, copy, operate, have operated, use, sell, license (Licensee Offerings but not Licensed Patents), offer to sell or license, import, and otherwise dispose of any and all Licensee Offerings, and to practice any process or method claimed in any of the Licensed Patents for Licensee Offerings. An ESW Affiliate means an entity that controls, is controlled by or is under common control with ESW Capital, LLC.

(b)	The liabilities incurred by an entity prior to such entity meeting the definition of an ESW Affiliate are not immunized by the fact that the entity has become an ESW Affiliate. However, upon becoming an ESW Affiliate the activities, products and services of the ESW Affiliate from that point forward shall be covered by the license set forth herein.

(c)	If, after the Effective Date, a Licensee Party spins off an ESW Affiliate (either by disposing of it to a third party or in some other manner reducing ownership or control so that the spun-off entity is no longer an ESW Affiliate) (an “ESW Affiliate Spin Off”); then the Licensee Party, shall have the right to partially assign the license granted hereunder to an ESW Affiliate Spin Off in respect to such Licensee Offerings owned by the applicable ESW Affiliate at the time of the spin-off, and the license granted to such spun-off entity will continue (subject to the terms of this Agreement) as to only those Licensee Offerings owned by such spun-off ESW Affiliate at the time of the spin-off and any future upgrades or enhancements thereto (the “ESW Affiliate Products”). For purposes of this provision, any unaffiliated third-party to whom an ESW Affiliate is spun-off or otherwise disposed of shall be considered a “Purchaser.” In no event shall any license, immunities and other rights following such ESW Affiliate Spin Off apply to or cover Purchaser, including but not limited to any Purchaser products or services (other than the portion that constitutes ESW Affiliate Products).

(d)	“Licensee Offering” means any past, present or future technology, specification, platform or any other product or service that is sold, licensed (but not Licensed Patents), offered, imported, exported or otherwise provided by Licensee Parties.

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EXHIBIT B

Form of Confirmation and Effective Date Notice

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	§
§
WAVE SYSTEMS CORP.,	§	Case No. 16-10284
§
Debtor.	§	Chapter 11

NOTICE OF (I) ENTRY OF ORDER CONFIRMING, AND OCCURRENCE OF

EFFECTIVE DATE OF, AMENDED CHAPTER 11 PLAN OF DEBTOR; AND

(II) CERTAIN RELEASES AND INJUNCTION THEREUNDER

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation of the Plan.

On August    , 2016, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [Docket No.            ] (the “Confirmation Order”) confirming the Amended Plan of Reorganization of the Debtor Dated August 23, 2016 [Docket No.            ] (collectively with all exhibits and supplements and any modifications or other amendments thereto, the “Plan”) in the chapter 11 case of the above-captioned debtor (the “Debtor”). Capitalized terms used but not defined in this Notice have the meanings given to them in the Plan and the Confirmation Order.

2. old, licensed (but not Licensed PaDistribution Trustee; Vesting of Assets.

Pursuant to section 13.2 of the Plan, the Plan became effective on August     , 2016 (the “Effective Date”). As of the Effective Date, among other things, (a) the Debtor continues in existence as the Reorganized Debtor; (b) the Distribution Trustee was appointed with the power to exercise the rights, power, and authority of the Distribution Trust under applicable provisions of the Plan, Distribution Trust Agreement, and bankruptcy and non-bankruptcy law; and (c) except as otherwise provided in the Plan, all property of the Estate and the Debtor (other than the Distribution Trust Assets) became the property of, and vested in, the Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, and interests. Except as otherwise provided in the Plan and Distribution Trust Agreement, all distributions to be made to creditors under the Plan shall be made by the Distribution Trustee (or his or her designated agent).

3. Resolution of Disputed Claims.

Except as otherwise provided in Article VII of the Plan, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and subject to section 502(a) of the Bankruptcy Code, the Distribution Trustee on behalf of the Distribution Trust has the right to make, file, prosecute, settle, compromise, withdraw, or resolve objections to Claims. Further, the Distribution Trustee may settle, resolve, release, or compromise any Claims and objections to Claims on behalf of the Distribution Trust without need for notice or order of the Bankruptcy Court.

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4. Releases; Exculpation; Injunction.

Discharge. To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims, causes of action and Equity Interests of any kind or nature whatsoever, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, liabilities of, Liens on, obligations of, rights against, and Equity Interests in the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of the discharge of all Claims and causes of action against and Equity Interests in the Debtor, subject to the occurrence of the Effective Date.

Injunction. Except as otherwise expressly provided in the Plan, the discharge and releases set forth in Section 11.1 shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (except for offsets exercised prior to the Petition Date) any Claim or Interest or cause of action, whether known or unknown that is discharged and released in Section 11.1. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor, its estate or the Reorganized Debtor, their successors or assigns, or their assets, properties, or interests in property any other or further Claims or Interests, or causes of action, or any other right to legal or equitable relief regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

Except as otherwise expressly provided in the Plan, as of the Effective Date there shall be an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (except for offsets exercised prior to the Petition Date) any Claim or Interest or cause of action, whether known or unknown against the Protected Parties that are released under section 11.5 of the Plan. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Protected Parties, their successors or assigns, or their assets, properties, or interests in property any Claims or Interests, or causes of action, or right to legal or equitable relief released under section 11.5 of the Plan, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

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Terms of Existing Injunctions or Stays. All injunctions or stays arising under or entered during the Bankruptcy Case under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date, provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.

Exculpation. The Chapter 7 Trustee, the Chapter 11 Trustee and their respective professionals will neither have nor incur any liability to any entity for any claims or causes of action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or Confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that the Chapter 7 Trustee and the Chapter 11 Trustee will be entitled to rely upon the advice of counsel concerning their duties pursuant to, or in connection with, the above referenced documents, actions or inactions.

Releases by the Debtor. Notwithstanding anything to the contrary in the Plan, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtor will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full waiver and release to the Released Parties and their respective related parties (and each such Released Party and their respective related parties so released shall be deemed forever released, and waived by the Debtor Releasing Parties) and their respective properties from any and all claims that the Debtor and their respective related parties would have been legally entitled to assert in their own right, on behalf of one another, or on behalf of another party against the Released Parties or their respective related parties; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) any Distribution Trust Action expressly set forth in and preserved by the Plan or the Plan Supplement; (ii) the rights of the Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court; and/or (iii) any claims or defenses against third party.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any person and the Confirmation Order will permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this release. For purposes of this release, and without limiting the scope of the foregoing, the Debtor is specifically not releasing the Distribution Trust Actions.

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Notwithstanding the foregoing, the provisions of this section 11.4 will have no effect on the liability of the Chapter 7 Trustee, the Chapter 11 Trustee or their respective professionals that results from any act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct.

Releases by the Holders of Claims. To the extent allowed by applicable law, on, and as of, the Effective Date and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Protected Parties (acting in any capacity whatsoever) shall be forever released from any and all claims, obligations, actions, suits, rights, debts, accounts, causes of action, remedies, avoidance actions, agreements, promises, damages, judgments, demands, defenses, or claims in respect of equitable subordination, and liabilities throughout the world under any law or court ruling through the Effective Date (including all claims based on or arising out of facts or circumstances that existed as of or prior to the Plan in the Bankruptcy Case, including claims based on negligence or strict liability, and further including any derivative claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, or the Reorganized Debtor would have been legally entitled by applicable law to assert in its own right, whether individually or collectively) which the (a) Creditors who are Unimpaired, (b) Creditors who voted to accept or reject the Plan and did not check the opt-out box on the ballot, and (c) creditors who were sent a solicitation package but did not vote and did not return a ballot with the opt-out box checked, have or may have against any of the Protected Parties in any way related to the Bankruptcy Case or the Debtor (or its predecessors); provided however that the release provided in this section shall not apply to any Creditor in category (c) above if the solicitation package was returned to the Chapter 11 Trustee as undelivered, and that such Creditor did not otherwise file a ballot;1 provided further, however, the releases provided for in this paragraph shall not extend to any claims by any Governmental Unit with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law. No compliance with or reliance on the applicable law or the orders of the Bankruptcy Court shall be deemed or permitted to be judged, declared, or ruled to be in any way wrongful, in bad faith, ultra vires, inequitable or otherwise subject to any sanction or punishment, all of which are preempted, superseded and negated by the Plan to the maximum extent permitted by applicable law.

With respect to any Creditor who is unimpaired and therefore grants a release under this section, to the extent such Creditor has an impaired Claim in Class 3 or 4, and checks the box on the ballot to opt-out of the releases under this section, or holds an Equity Interest in Class 5, such a Creditor shall not provide the release in this section on account of its impaired Claim where such Creditor opted-out of such release. Nor shall such Creditor provide a release on account of its Equity Interest.

Notwithstanding the foregoing, the provisions of this section will have no effect on the liability of the Chapter 7 Trustee, the Chapter 11 Trustee or their respective professionals that results from any act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct.

[1]	Within ten (10) days after the Effective Date, the Debtor or its claims agent shall file a declaration specifying the name of any claimholder whose solicitation package was returned undelivered, and as to which the Debtor did not receive a ballot

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For the avoidance of doubt, nothing in Article XI of the Plan shall prevent the enforcement of the terms of the Plan. Further, no Interest Holder will be deemed to consent to provide any release set forth in this section.

Limitation of Liability. The Protected Parties shall have all of the benefits and protections afforded under section 1125(e) of the Bankruptcy Code and applicable law.

5. Rejection of Executory Contracts and Unexpired Leases Not Assumed.

Except as otherwise provided (i) in the Plan; (ii) in the Schedule of Assumed Contracts and Unexpired Leases [Docket No. 260]; (iii) in any contract, instrument, release, or other agreement or document entered into in connection with the Plan; or (iv) in a Final Order of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor rejected each executory contract and unexpired lease not previously assumed, assumed and assigned, or rejected during the Bankruptcy Case. For the avoidance of doubt, executory contracts and unexpired leases listed on Exhibit B to the Plan were assumed as of the Effective Date, pursuant to section 365 of the Bankruptcy Code and the terms of the Confirmation Order. For the avoidance of doubt, the Chapter 11 Trustee, subject to the agreement of the Plan Sponsor, shall have the right to assume all executory contracts entered into by the Chapter 7 Trustee or the Chapter 11 Trustee postpetition prior to the Effective Date.

6. Bar Dates.

a. Administrative Bar Date. Unless previously filed or as otherwise governed by a bar date order or in another order of the Court, requests for payment of Administrative Claims must be filed with the Court and served on the parties identified in section 13.12 of the Plan by             , 2016 (the “Administrative Claim Bar Date”). Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the Administrative Claim Bar Date shall be forever barred from asserting such Administrative Claims against the Debtor, the Estate, or its property, absent order of the Court to the contrary. Objections to any requests for payment of Administrative Claims must be asserted by the Claim Objection Deadline. Notwithstanding the foregoing, a governmental unit shall not be required to file and serve a request for payment of an Administrative Claim with respect to any administrative expense of the type described in section 503(b)(1)(B) or section 503(b)(1)(C) of the Bankruptcy Code as a condition to such amounts being an allowed administrative expense. Notice of the Administrative Claim Bar Date was previously provided to parties in interest, and nothing in this Notice is intended to extend the Administrative Claim Bar Date or recommence the occurrence of the Administrative Claim Bar Date.

b. Professional Compensation. Each Professional shall file an application for allowance of final compensation and reimbursement of expenses in the Bankruptcy Case, for the period through the Effective Date, no later than October     , 2016, which is forty-five (45) days

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after the Effective Date.2 Objections to applications of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the U.S. Trustee, and the professionals to whose application the objections are addressed no later than twenty-one (21) days after the date the application is served, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

c. Rejection Damages Bar Date. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to section 8.2 of the Plan must be filed with the Court on or before September     , 2016, which is thirty (30) days after the Effective Date, and served as set forth below in Section 9. Any such Claims not timely filed shall be forever barred from asserting such Claims against the Debtor, the Reorganized Debtor, the Estate, the Distribution Trust, or their respective property, absent order of the Court to the contrary.

d. Filing Rejection Damage Claims with Claims Agent. Proofs of Claim arising from the rejection of executory contracts or unexpired leases should be filed with the Court approved claims and noticing agent UpShot Services LLC (“UpShot”). Proofs of Claim may be filed electronically via UpShot’s website: http://www.upshotservices.com/wavesystems. Further instructions regarding electronic filing can be found on the Claims Agent’s website.

If you wish to file a Proof of Claim via submission of a hard copy, the hard copy must be delivered so as to be received by UpShot on or before the applicable Bar Date at the following address:

Wave Systems Claims Processing

c/o UpShot Services LLC

8269 E. 23rd Avenue, Suite 275

Denver, CO 80238

Proof of Claim forms may be obtained from UpShot’s website: http://www.upshotservices.com/wavesystems or by calling (855) 812-6112

All proofs of claim arising from the rejection of executory contracts or unexpired leases must be filed by             . Proofs of Claim submitted by facsimile or e-mail shall not be accepted.

7. Retention of Jurisdiction by Bankruptcy Court.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court retained jurisdiction over the Bankruptcy Case after the Effective Date to the fullest extent legally permissible, including, without limitation, with respect to all matters specified in Article XII of the Plan.

[2]	The Chapter 7 Trustee and the Chapter 11 Trustee shall not be subject to such deadline.

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8. Post-Confirmation Service List.

If you wish to receive copies of court filings after the Effective Date, you must make such request in writing to counsel to the Distribution Trustee at the address listed in 9(a) below. You must make such request in writing to counsel to the Distribution Trustee even if you previously filed with the Court a request for service under Rule 2002 of the Bankruptcy Rules.

9. Notice Parties’ Service Addresses.

For purposes of serving requests for payment of Administrative Claims, applications for allowance of Fee Claims, and any other papers required to be served on the notice parties set forth in the Plan, such service should be made, as applicable, on:

a.	counsel to the Distribution Trustee:

Archer & Greiner, P.C.

Attn: Alan M. Root

300 Delaware Avenue, Suite 1100

Wilmington, DE 19801

Email: aroot@archerlaw.com

Fax: 302-777-4352

b.	counsel to the Chapter 11 Trustee:

Archer & Greiner, P.C.

Attn: Alan M. Root

300 Delaware Avenue, Suite 1100

Wilmington, DE 19801

Email: aroot@archerlaw.com

Fax: 302-777-4352

c.	counsel to the Reorganized Debtor,

Haynes and Boone, LLP,

30 Rockefeller Plaza, 26th Floor,

New York, NY 10112,

Attention: Trevor R. Hoffmann, Esq.

Email: trevor.hoffmann@haynesboone.com;

and

Haynes and Boone, LLP

1221 McKinney Street, Suite 2100,

Houston, Texas 77010

Attention: Arsalan Muhammad, Esq.

Email: arsalan.muhammad@haynesboone.com

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d.	U.S. Trustee (for service of Fee Claims only):

Juliet Sarkessian

Trial Attorney

United States Department of Justice

Office of the United States Trustee

J. Caleb Boggs Federal Building

844 King Street, Suite 2207

Lockbox 35

Wilmington, DE 19801

Tel: 302-573-6008

Fax: 302-573-6497

Juliet.M.Sarkessian@usdoj.gov

10. Copies of Confirmation Order.

Copies of the Plan and the Confirmation Order may be obtained for free at http://www.upshotservices.com/wavesystems or upon request from counsel to the Distribution Trustee, whose contact information is in 9(a) above.

Dated:	By:	/s/ Alan M. Root
Alan M. Root (# 5427)
ARCHER & GREINER
A Professional Corporation
300 Delaware Avenue, Suite 1100
Wilmington, DE 19801
Telephone: 302-777-4350
Facsimile: 302-777-4352
Email: aroot@archerlaw.com

Counsel to the Distribution Trustee

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